SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                              (Amendment No. ____)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ]    Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]    Definitive Proxy Statement [ ] Definitive  Additional Materials
[ ]    Soliciting Material Pursuant to Section 240.14a-11(c) or
       Section 240.14a-12

                         INTERSTATE ENERGY CORPORATION
                (Name of Registrant as Specified in its Charter)

   __________________________________________________________________________
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]    No fee required.

[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

       1) Title of each class of securities to which transaction applies:

       2) Aggregate number of securities to which transaction applies:

       3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

       4) Proposed maximum aggregate value of transaction:

       5) Total fee paid:

[ ]    Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       1) Amount Previously Paid:

       2) Form, Schedule or Registration Statement No.:

       3) Filing Party:

       4) Date Filed:

                          INTERSTATE ENERGY CORPORATION
                        d/b/a Alliant Energy Corporation
222 West Washington Avenue, P. O. Box 2568, Madison, WI 53701-2568
Phone: 608/252-3110

                                 March 29, 1999


TO THE SHAREOWNERS OF INTERSTATE ENERGY CORPORATION:

         We extend a cordial invitation to you to join us at the 1999 Annual Meeting of Shareowners. The meeting will be held at the Dubuque Five Flags Center, 405 Main Street, Dubuque, Iowa, on Wednesday, May 19, 1999 at 1:00 p.m. (Central Time). If you plan to join us, please indicate the names of the individuals who will be attending on the enclosed proxy card reservation form.

         Interstate Energy Corporation (the "Company") and its subsidiaries, Wisconsin Power and Light Company ("WP&L") and Interstate Power Company ("IPC"), will hold separate shareowner meetings. If you are a shareowner of the Company and a preferred shareowner of WP&L, you will receive separate Notices of Annual Meeting and Proxy Statements and separate proxy cards, one for each company. If you are a shareowner of the Company and a preferred shareholder of WP&L, you will have to return both proxy cards to vote all your shares. If you are a preferred shareowner of IPC, you will receive a separate Notice of Meeting and, if you so desire, will need to attend the meeting to vote your shares.

         The enclosed Notice of Annual Meeting and Proxy Statement sets forth the items to be considered at the Company's annual meeting. There will also be informative reports on the affairs of the Company after which shareowners will be given the opportunity to ask questions and make comments. Light refreshments will be served following the meeting.

         It is important to your interests, and also is helpful to the directors of the Company, that all shareowners participate in the affairs of the Company, regardless of the number of shares owned. Whether or not you plan to attend the meeting, please sign and date the enclosed proxy card and return it in the postage paid envelope. You may, of course, still vote your shares in person at the meeting even if you have previously returned your proxy.

         Your participation in person or by proxy is very important.


                                               Sincerely,


                                               /s/ Lee Liu
                                               LEE LIU
                                               Chairman of the Board

-------------------------------------------------------------------------------
                          INTERSTATE ENERGY CORPORATION

                        d/b/a Alliant Energy Corporation


                          ANNUAL MEETING OF SHAREOWNERS


                               DATE:         May 19, 1999

                               TIME:         1:00 PM, Central Time

                               LOCATION:     Dubuque Five Flags Center
                                             405 Main Street
                                             Dubuque, Iowa

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                         SHAREOWNER INFORMATION NUMBERS

                   LOCAL CALLS (MADISON, WI AREA).........608-252-3110

                   TOLL FREE NUMBER.....................1-800-356-5343

--------------------------------------------------------------------------------

                          INTERSTATE ENERGY CORPORATION
                        d/b/a Alliant Energy Corporation
222 West Washington Avenue, P. O. Box 2568, Madison, WI 53701-2568
Phone: 608/252-3110

                     NOTICE OF ANNUAL MEETING OF SHAREOWNERS
                                  May 19, 1999
                                     1:00 PM

         The Annual Meeting of Shareowners of Interstate Energy Corporation (the "Company") will be held at the Dubuque Five Flags Center, 405 Main Street, Dubuque, Iowa, on Wednesday, May 19, 1999, at 1:00 PM (local time), for the following purposes:

          (1) To elect five directors for terms expiring at the 2002 Annual Meeting of Shareowners.

          (2) To approve an amendment to the Company's Restated Articles of Incorporation to change the name of the Company from Interstate Energy Corporation to Alliant Energy Corporation.

          (3) To consider and vote upon a proposal to approve the Company's Long-Term Equity Incentive Plan, as amended.

          (4) To consider and act upon any other business that may properly come before the meeting or any adjournment or postponement thereof.

         The Board of Directors of the Company presently knows of no other business to come before the meeting.

         Only the holders of common stock of record on the books of the Company at the close of business on March 23, 1999, are entitled to vote at the meeting. All such shareowners are requested to be present at the meeting in person or by proxy, so that the presence of a quorum may be assured.

         Please sign and return your proxy immediately. If you attend the meeting, you may withdraw your proxy at the registration desk and vote in person. All shareowners are urged to return their proxies promptly.

         Your proxy covers all of your shares of common stock of the Company. For present or past employees of the Company or Wisconsin Power and Light Company, your proxy includes any shares held for your account under the Company's Shareowner Direct Plan. For present or past employees of IES Utilities Inc., your proxy includes any shares held for your account under IES Utilities Employee Stock Ownership Plan. For shares credited to an account under any 401(k) or similar retirement savings plan of the Company, Wisconsin Power and Light Company, IES Utilities Inc. or Interstate Power Company, you will receive a form of proxy from the trustee of the respective plan.

         A copy of the 1998 Annual Report of the Company is enclosed.

                                            By Order of the Board of Directors,


                                            /s/ Edward M. Gleason
                                            EDWARD M. GLEASON
                                            Vice President - Treasurer
                                            and Corporate Secretary

March 29, 1999

                          INTERSTATE ENERGY CORPORATION
                        d/b/a Alliant Energy Corporation
222 West Washington Avenue, P. O. Box 2568, Madison, WI 53701-2568
Phone: 608/252-3110

                                 March 29, 1999

                           PROXY STATEMENT RELATING TO
                       1999 ANNUAL MEETING OF SHAREOWNERS

         The purposes of the meeting are set forth in the accompanying notice. The enclosed proxy relating to the meeting is solicited on behalf of the Board of Directors of the Company and the cost of such solicitation will be borne by the Company. Following the original solicitation of proxies by mail, beginning on or about March 29, 1999, certain of the officers and regular employees of the Company may solicit proxies by telephone, telegraph or in person, but without extra compensation. The Company will pay to banks, brokers, nominees, and other fiduciaries, their reasonable charges and expenses incurred in forwarding the proxy materials to their principals.

         On April 21, 1998, the merger involving IES Industries Inc. ("IES Industries", the former parent of IES Utilities Inc. ("IES")), Interstate Power Company ("IPC") and WPL Holdings, Inc. was completed (the "Merger"), after which the name of the Company was changed from WPL Holdings, Inc. to Interstate Energy Corporation. Following the Merger, Heartland Development Corporation, the holding company for non-regulated operations of the Company, changed its name to Alliant Energy Resources, Inc. ("AERI"). The Company is the parent holding company of Wisconsin Power and Light Company ("WP&L"), IES, IPC and AERI.

         The Company will furnish without charge, to each shareowner who is entitled to vote at the meeting and who makes a written request, a copy of the Company's Annual Report on Form 10-K (not including exhibits thereto), as filed pursuant to the Securities Exchange Act of 1934. Written requests for the Form 10-K should be mailed to the Corporate Secretary at the address stated above.


                                  PROPOSAL #1:

                              ELECTION OF DIRECTORS

         Five directors are to be elected at the Company's 1999 Annual Meeting of Shareowners for terms expiring in 2002. The nominees for election as selected by the Nominating and Governance Committee of the Company's Board of Directors are: Alan B. Arends, Rockne G. Flowers, Katharine C. Lyall, Robert D. Ray and Anthony R. Weiler. Each of the nominees is currently serving as a director of the Company, WP&L, IES, IPC and AERI. All persons elected as directors will serve until the Annual Meeting of Shareowners of the Company in the year 2002, or until their successors have been duly elected and qualified.

         Directors will be elected by a plurality of the votes cast at the meeting (assuming a quorum is present). Consequently, any shares not voted at the meeting, whether due to abstentions or otherwise, will have no effect on the election of directors. The proxies solicited may be voted for a substitute nominee or nominees in the event that any of the nominees shall be unable to serve, or for good reason will not serve, a contingency not now anticipated.

         Brief biographies of the director nominees and continuing directors follow. These biographies include their age (as of December 31, 1998), an account of their business experience, and the names of publicly-held and certain other corporations of which they are also directors. Except as otherwise indicated, each nominee and continuing director has been engaged in his or her present occupation for at least the past five years.


                                    NOMINEES

                           For Terms Expiring in 2002

Alan B. Arends      Principal  Occupation:  Chairman  of the Board of  Alliance
                    Benefit Group Financial  Services Corp.  (formerly  Arends
                    Associates, Inc.) of Albert Lea, Minnesota, an employee benefits company.

                    Age:  65
      (Photo)
                    Served as a director of the Company since the consummation of the Merger.

                    Annual Meeting at which nominated term of office will expire: 2002

Other Information: Mr. Arends founded Alliance Benefit Group Financial Services Corp. in 1983. Mr. Arends has served as a director of IPC since 1993 and of WP&L and IES since the consummation of the Merger.


Rockne G. Flowers   Principal  Occupation: Chairman of Nelson  Industries,  Inc.
                    (a muffler, filter, industrial silencer, and active sound and vibration control technology and manufacturing firm), Stoughton, Wisconsin (a subsidiary of Cummins
                    Engine Company).

                    Age:  67
      (Photo)
                    Served as a director of the Company since 1981.

                    Annual Meeting at which nominated term of office will expire: 2002

Other Information: Mr. Flowers is a director of American Family Mutual Insurance Company, Janesville Sand and Gravel Company, M&I Bank of Southern Wisconsin, the Wisconsin History Foundation, and University Research Park. Mr. Flowers has served as a director of WP&L from 1979 to 1990 and since 1994 and of IES and IPC since the consummation of the Merger.

Katharine C. Lyall  Principal Occupation:  President, University of Wisconsin
                    System, Madison, Wisconsin.

                    Age:  57
      (Photo)
                    Served as a director of the Company since 1994.

                    Annual Meeting at which nominated term of office will expire: 2002

Other Information: Ms. Lyall has served as President of the University of Wisconsin System since April 1992. Prior thereto, she served as Executive Vice President of the University of Wisconsin System. She also serves on the Board of Directors of the Kemper National Insurance Companies and the Carnegie Foundation for the Advancement of Teaching. She is a member of a variety of professional and community organizations, including the American Economic Association, the Carnegie Foundation for Advancement of Teaching (President, Board of Trustees), the Wisconsin Academy of Sciences, Arts and Letters, the American Red Cross (Dane County), Competitive Wisconsin, Inc., and Forward Wisconsin. In addition to her administrative position, she is a professor of economics at the University of Wisconsin-Madison. Ms. Lyall has served as a director of WP&L since 1986 and of IES and IPC since the consummation of the Merger.


Robert D. Ray       Principal Occupation:  President, Drake University, Des
                    Moines, Iowa.

                    Age:  70
      (Photo)
                    Served as a director of the Company since the consummation of the Merger.

                    Annual Meeting at which nominated term of office will expire: 2002

Other Information: Mr. Ray has served as President of Drake University since April 1998. He served as President and Chief Executive Officer of Life Investors Insurance Co. (AEGON USA) from 1983 to 1989 and President of Blue Cross/Blue Shield (Wellmark) from 1989 until his retirement in 1996. Prior thereto, Mr. Ray served as Governor of the State of Iowa for fourteen years, and was a United States Delegate to the United Nations in 1984. Before that he was a trial lawyer. He is a director of the Maytag Company (an appliance manufacturer) and a director of Norwest Bank IA. He serves as Chairman of the National Coalition on Health Care and the National Advisory Committee on Rural Health. Mr. Ray previously served as Chairman of the Board of Governors, Drake University, and as a member of the Iowa Business Council. Mr. Ray has served as a director of IES (or predecessor companies) since 1987 and of WP&L and IPC since the consummation of the Merger.

Anthony R. Weiler   Principal  Occupation: Senior Vice President of
                    Heilig-Meyers Company, a national furniture retailer with headquarters in Richmond, Virginia.

                    Age:  62
      (Photo)
                    Served as a director of the Company since the consummation of the Merger.

                    Annual Meeting at which nominated term of office will expire: 2002

Other Information: Mr. Weiler was previously Chairman and Chief Executive Officer of Chittenden & Eastman Company, a national manufacturer of mattresses in Burlington, Iowa. Chittenden & Eastman employed him in various management positions from 1960 to 1995. Mr. Weiler joined Heilig-Meyers Company as Senior Vice President in 1995. Mr. Weiler previously served as President and Chairman of the National Home Furnishings Association and is currently a director of the Retail Home Furnishings Foundation and the NHFA Insurance Trust. He is a past director of the Burlington Area Development Corporation, the Burlington Area Chamber of Commerce and various community organizations. He is a board member of the Tuckahoe YMCA in Richmond, Virginia. Mr. Weiler has served as a director of IES (or predecessor companies) since 1979 and of WP&L and IPC since the consummation of the Merger.


THE BOARD OF DIRECTORS RECOMMENDS THE FOREGOING NOMINEES FOR ELECTION AS DIRECTORS AND URGES EACH SHAREOWNER TO VOTE "FOR" ALL NOMINEES. SHARES OF COMMON STOCK REPRESENTED BY EXECUTED BUT UNMARKED PROXIES WILL BE VOTED "FOR" ALL NOMINEES.

                              CONTINUING DIRECTORS

Erroll B. Davis, Jr. Principal Occupation:  President and Chief Executive
                     Officer of the Company.

                     Age:  54
      (Photo)
                     Served as a director of the Company since 1982.

                     Annual Meeting at which current term of office will expire: 2000

Other Information: Mr. Davis was elected President of the Company in January 1990, and was elected President and Chief Executive Officer of the Company effective July 1, 1990. Mr. Davis joined WP&L in August 1978 and was elected President in July 1987. He was elected President and Chief Executive Officer of WP&L in August 1988. Mr. Davis has also served as Chief Executive Officer of IES and IPC since the consummation of the Merger. He is a member of the Boards of Directors of BP Amoco p.l.c., PPG Industries, Inc., the Edison Electric
Institute, the Wisconsin Manufacturers and Commerce Association and the Association of Edison Illuminating Companies. He also is a member of the Electric Power Research Institute, the Iowa Business Council, the American Society of Corporate Executives and the Nuclear Energy Institute. Mr. Davis has served as a director of WP&L since 1984 and of IES and IPC since the consummation of the Merger.

Joyce L. Hanes      Principal  Occupation:  Director and Chairman of Midwest
                    Wholesale,  Inc. (a products wholesaler), Mason City, Iowa.

                    Age:  66
      (Photo)
                    Served as a director of the Company since the consummation of the Merger.

                    Annual meeting at which current term of office will expire: 2001

Other Information: Ms. Hanes has been a director of Midwest Wholesale Inc., Mason City, Iowa since 1970. She was re-elected Chairman of the Board of that company in December 1997, having previously served as Chairman from 1986 to 1988. She is a director of the Iowa Student Loan Liquidity Corp. and the North Iowa Area Community College Foundation and is President of Camp Tanglefoot, Inc. Ms. Hanes has served as a director of IPC since 1982 and of WP&L and IES since the consummation of the Merger.

Lee Liu             Principal Occupation:  Chairman of the Board of the Company.

                    Age:  65
      (Photo)
                    Served as a director of the Company since the consummation of the Merger.

                    Annual Meeting at which current term of office will expire: 2000

Other Information: Mr. Liu has served as Chairman of the Board of the Company since the consummation of the Merger. Mr. Liu was Chairman of the Board and Chief Executive Officer of IES Industries and Chairman of the Board and Chief Executive Officer of IES prior to the Merger. Mr. Liu has held a number of professional, management and executive positions after joining Iowa Electric Light and Power Company (later known as IES) in 1957. He is a director of McLeodUSA Inc., a telecommunications company in Cedar Rapids, Iowa, Principal Financial Group, an insurance company in Des Moines, Iowa, and Eastman Chemical Company, a diversified chemical company in Kingsport, Tennessee. He also serves as a trustee for Mercy Medical Center, a hospital in Cedar Rapids, Iowa, and is a member of the University of Iowa College of Business Board of Visitors. Mr. Liu has served as a director of IES (or predecessor companies) since 1981 and of WP&L and IPC since the consummation of the Merger.


Arnold M. Nemirow   Principal  Occupation:  Chairman,  President and Chief
                    Executive Officer, Bowater Incorporated (a pulp and paper manufacturer), Greenville, South Carolina.

                    Age:  55
      (Photo)
                    Served as a director of the Company since 1991.

                    Annual Meeting at which current term of office will expire: 2001

Other Information: Mr. Nemirow served as President, Chief Executive Officer and Director of Wausau Paper Mills Company, a pulp and paper manufacturer, from 1990 until joining Bowater Incorporated in September 1994. Mr. Nemirow has served as a director of WP&L since 1994 and of IES and IPC since the consummation of the Merger. He is a member of the New York Bar.

Milton E. Neshek    Principal  Occupation:  General Counsel and member of the
                    Board of Directors of Kikkoman Foods, Inc.
                    (a food products manufacturer), Walworth, Wisconsin.

                    Age:  68
      (Photo)
                    Served as a director of the Company since 1986.

                    Annual Meeting at which current term of office will expire: 2000

Other Information: Mr. Neshek is Special Consultant to the Kikkoman Corporation, Tokyo, Japan, and General Counsel, Secretary and Manager, New Market Development, Kikkoman Foods, Inc. He is also a director of Midwest U.S.-Japan Association and Wisconsin-Chiba, Inc. He is a fellow in the American College of Probate Counsel. Mr. Neshek is a member of the Walworth County Bar Association and the State Bar of Wisconsin. Mr. Neshek is also a member of the Wisconsin Sesquicentennial Commission and a member of its Executive and Finance Committee. Mr. Neshek is a member of the Wisconsin International Trade Council ("WITCO") and is Chairman of the WITCO International Education Task Force. Mr. Neshek has served as a director of WP&L since 1984 and of IES and IPC since the consummation of the Merger.


Jack R. Newman      Principal Occupation: Partner of Morgan, Lewis & Bockius,
                    an international law firm based in Washington, D.C.

                    Age:  65
      (Photo)
                    Served as a director of the Company since the consummation of the Merger.

                    Annual Meeting at which current term of office will expire: 2001

Other Information: Mr. Newman has been engaged in private practice since 1967 and has been a partner of Morgan, Lewis & Bockius since December 1, 1994. Prior to joining Morgan, Lewis & Bockius, he was a partner in the law firms of Newman & Holtzinger and Newman, Bouknight & Edgar. He has served as nuclear legal counsel to IES since 1968. He advises a number of utility companies on nuclear power matters, including many European and Asian companies. Mr. Newman is a member of the Bar of the State of New York, the Bar Association of the District of Columbia, the Association of the Bar of the City of New York, the Federal Bar Association and the Lawyers Committee of the Edison Electric Institute. Mr. Newman has served as a director of IES since 1994 and of WP&L and IPC since the consummation of the Merger.

Judith D. Pyle      Principal Occupation:  Vice Chair of The Pyle Group,
                    a financial services company, Madison, Wisconsin.

                    Age:  55
      (Photo)
                    Served as a director of the Company since 1992.

                    Annual Meeting at which current term of office will expire: 2001

Other Information: Prior to assuming her current position, Ms. Pyle served as Vice Chair and Senior Vice President of Corporate Marketing of Rayovac Corporation (a battery and lighting products manufacturer), Madison, Wisconsin. Ms. Pyle is a director of Firstar Corporation. She is also a member of the Board of Visitors at the University of Wisconsin School of Human Ecology. Further, Ms. Pyle is a member of Boards of Directors of the United Way Foundation, Greater Madison Chamber of Commerce, Wisconsin Taxpayers Alliance, Children's Theatre of Madison and the Boys and Girls Club of Dane County. Ms. Pyle is also Vice Chairman of Georgette Klinger, Inc. and is a trustee of the White House Endowment Fund. Ms. Pyle has served as a director of WP&L since 1994 and of IES and IPC since the consummation of the Merger.



David Q. Reed       Principal Occupation:  Independent practitioner of law in
                    Kansas City, Missouri.

                    Age:  67
      (Photo)
                    Served as a director of the Company since the consummation of the Merger.

                    Annual Meeting at which current term of office will expire: 2001

Other Information: Mr. Reed has been engaged in the private practice of law since 1960. He is also President and Chief Executive Officer of Fairview Enterprises, Inc., a land holding corporation with properties in Missouri and Michigan. He is a member of the American Bar Association, the Association of Trial Lawyers of America, the Missouri Association of Trial Lawyers, the Missouri Bar and the Kansas City Metropolitan Bar Association. Mr. Reed has served as a director of IES (or predecessor companies) since 1967 and of WP&L and IPC since the consummation of the Merger.

Robert W. Schlutz   Principal  Occupation:  President of Schlutz  Enterprises,
                    a diversified farming and retailing business in Columbus Junction, Iowa.

                    Age:  63
      (Photo)
                    Served as a director of the Company since the consummation of the Merger.

                    Annual Meeting at which current term of office will expire: 2000

Other Information: Mr. Schlutz is a director of PM Agri-Nutritional Group Inc., an animal health business in St. Louis, Missouri. Mr. Schlutz is a past director for the Iowa Foundation for Agricultural Advancement, past President of the Iowa State Fair Board, past President of the Association of National Kentucky Fried Chicken Franchisees, and a past director of the National Certified Angus Beef Association. Mr. Schlutz is also a member of various community organizations. He previously served on the National Advisory Council for the Kentucky Fried
Chicken Corporation. He is a past Chairman of the Environmental Protection Commission for the State of Iowa. Mr. Schlutz has served as a director of IES (or predecessor companies) since 1989 and of WP&L and IPC since the consummation of the Merger


Wayne H. Stoppelmoor  Principal Occupation:  Vice Chairman of the Board
                      of the Company.

                      Age:  64
      (Photo)
                      Served as a director of the Company since the consummation of the Merger.

                      Annual Meeting at which current term of office will expire: 2000

Other Information: Mr. Stoppelmoor has served as Vice Chairman of the Board of Directors of the Company since the consummation of the Merger. Prior thereto, Mr. Stoppelmoor had served as Chairman, President and Chief Executive Officer of IPC. He retired as President of IPC on October 1, 1996 and as Chief Executive Officer on January 1, 1997. Mr. Stoppelmoor has served as a director of IPC since 1986 and of WP&L and IES since the consummation of the Merger.

                                  PROPOSAL #2:

                            CHANGE OF CORPORATE NAME

         The Board of Directors proposes and recommends that the shareowners approve an amendment (the "Name Change Amendment") to Article I of the Company's Restated Articles of Incorporation to change the name of the Company from "Interstate Energy Corporation" to "Alliant Energy Corporation". The terms of the Name Change Amendment are set forth in Appendix A to this Proxy Statement. The name change is intended to reflect the Company's strategy to form valuable alliances and partnerships that will ensure success in a competitive energy-services marketplace and to reflect the Company's long-term strategy to expand its energy-related businesses both domestically and internationally. Changing the Company's name does not alter any of the rights of shareowners.

         The affirmative vote of the holders of a majority of the shares of the Company's common stock represented and voted at the annual meeting (assuming a quorum is present) is required to approve the Name Change Amendment. Assuming the existence of a quorum, any shares of common stock not voted at the meeting, whether due to abstentions, broker non-votes or otherwise, will have no impact regarding the proposal to approve the Name Change Amendment.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NAME CHANGE AMENDMENT. SHARES OF COMMON STOCK REPRESENTED BY EXECUTED BUT UNMARKED PROXIES WILL BE VOTED "FOR" SUCH AMENDMENT.


                                  PROPOSAL #3:

             APPROVAL OF LONG-TERM EQUITY INCENTIVE PLAN, AS AMENDED

General

         The Company's Long-Term Equity Incentive Plan (the "Plan") was initially adopted by the Board of Directors on January 23, 1994 and approved and ratified by shareowners on May 18, 1994. In February 1999, the Board unanimously adopted amendments to the Plan contingent upon shareowner approval of the Plan, as so amended, at the 1999 Annual Meeting of Shareowners.

         Among other things, the amendments to the Plan change the name of the Plan to the "Interstate Energy Corporation Long-Term Equity Incentive Plan" to reflect the change in the name of the Company after the Merger. In the event that the Name Change Amendment is approved by shareowners, the name of the Plan will automatically become the "Alliant Energy Corporation Long-Term Equity Incentive Plan." In addition, the amendments to the Plan increase the aggregate number of shares of common stock authorized for issuance under the Plan from 1,000,000 to 3,800,000 (subject to adjustment in order to prevent dilution in certain cases described below). As of the date of this Proxy Statement, awards covering an aggregate of 861,754 shares of common stock were outstanding under the Plan. The Board approved this amendment to allow for the issuance of additional shares under the Plan. The amendments to the Plan also increase the number of shares of common stock that may be granted as restricted stock and the number of shares of common stock with respect to which any individual employee may be granted options thereunder. Prior to being amended, the Plan provided that 300,000 shares of common stock could be granted as restricted stock and that no employee was permitted to be granted options that could result in the employee receiving more than 150,000 shares of common stock under the Plan (in each case subject to adjustment in order to prevent dilution in certain cases described below). As amended, the Plan provides that 400,000 shares of common stock may be granted as restricted stock and that no employee may be granted options that could result in the employee receiving more than 300,000 shares of common stock under the Plan (subject to adjustment in order to prevent dilution in certain cases described below). The increases in these limits are being proposed to reflect the increase in the authorized shares issuable under the Plan, as amended.

         The following summary description of the Plan, as amended, is qualified in its entirety by reference to the full text of the Plan which is attached to this Proxy Statement as Appendix B.

Purpose of the Plan

         The purpose of the Plan is to promote the success and enhance the value of the Company by linking the personal interests of the employees of the Company and its subsidiaries to those of Company shareowners, and by providing such employees with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of the employees of the Company and its subsidiaries upon whose judgment, interest, and special effort the successful conduct of its operation largely is dependent.

Administration

         The Plan is required to be administered by a committee of the Board (the "Committee") consisting of not less than two directors who qualify as "Non-Employee Directors" pursuant to Rule 16b-3 under the Securities Exchange Act of 1934 and as "outside directors" pursuant to Section 162(m) of the Internal Revenue Code (the "Code"). The Compensation and Personnel Committee serves as the administrator of the Plan, unless otherwise determined by the Board. Among other functions, the Committee has the authority to establish rules for the administration of the Plan; to select the employees of the Company and its subsidiaries to whom awards will be granted; to determine the types of awards to be granted to employees and the number of shares covered by such awards; to set the terms and conditions of such awards; to determine whether, to what extent and when awards may be settled in cash or shares; and to amend the terms and conditions of any outstanding awards to the extent authorized under the Plan. Except as otherwise provided in the Plan, determinations and interpretations with respect to the Plan and any award agreements will be in the sole discretion of the Committee, whose determinations and interpretations will be binding on all parties. Any nonunion employee of the Company or any subsidiary, including any executive officer or employee-director of the Company, is eligible to receive awards under the Plan. Approximately 90 employees are currently participating in the Plan.

Awards under the Plan; Available Shares

         The Plan authorizes the granting to employees of: (1) stock options, which may be either incentive stock options ("ISOs") which qualify for special income tax treatment under Section 422 of the Code or nonqualified stock options; (2) restricted stock; and/or (3) performance shares and performance units. The Plan, as amended, provides that up to a total of 3,800,000 shares of common stock (subject to adjustment as described below) will be available for the granting of awards. Of this number, up to 400,000 shares may be granted as restricted stock. If any shares subject to awards granted under the Plan, or to which any award relates, are forfeited or if an award otherwise terminates, expires or is cancelled prior to the delivery of all of the shares or other consideration issuable or payable pursuant to the award, such shares (assuming the holder of the award did not receive dividends on the shares or exercise other indicia of ownership) will be available for the granting of new awards under the Plan. Any shares delivered pursuant to an award may be either authorized and unissued shares of common stock or shares reacquired and held by the Company.

Terms of Awards

         Options. Options may be granted to employees at such times and in such amounts as determined by the Committee, provided that the maximum number of shares subject to options that may be granted to any single participant during the term of the Plan, as amended, is 300,000 (subject to adjustment as described below). The exercise price per share of common stock subject to an option granted under the Plan will be determined by the Committee, provided that the exercise price may not be less than 100% of the fair market value of a share of common stock on the date of grant. In addition, the Committee may grant options with exercise prices that increase over time. The term of an option granted under the Plan will be as determined by the Committee, but cannot exceed ten years. Options granted under the Plan will become exercisable in such manner and within such period or periods and in such installments or otherwise as determined by the Committee. Options will be exercised by payment in full of the exercise price, either (1) in cash; (2) by tendering previously acquired shares of common stock having a fair market value on the date of exercise equal to the option exercise price; or (3) by a combination of (1) and (2). In addition, the Committee, in its sole discretion, may allow cashless exercises as permitted under the Federal Reserve Board's Regulation T. All ISOs granted under the Plan will also be required to comply with all other terms of Section 422 of the Code. At the time an option is granted, the Committee may also grant dividend equivalents. Dividend equivalents give the participant a contingent right to receive an amount equal to the dividends declared on a share of common stock on all record dates during the period specified by the Committee. Payout of the value of a dividend equivalent will be made pursuant to such terms and conditions as determined by the Committee.

         In the event a participant's employment is terminated by reason of death, disability or retirement, all outstanding options granted to the participant will become fully vested and remain exercisable prior to their expiration or for one year (three years in the case of retirement), whichever period is shorter. If a participant's employment is terminated for any other reason (other than for cause), unvested options held by the participant will be forfeited, unless otherwise determined by the Committee, and vested options may be exercised during the three-month period following termination. If a participant's employment is terminated for cause, all options held by the participant will be forfeited.

         Restricted Stock. Shares of restricted common stock granted to employees under the Plan will be subject to such restrictions as the Committee may impose, including a requirement that participants pay a stipulated purchase price for each share and restrictions based upon the achievement of specific performance goals (Company-wide, divisional and/or individual). The restrictions imposed on the shares may lapse separately or in combination at such time or times, or in such installments or otherwise, as the Committee may deem appropriate. Upon termination of a participant's employment for any reason other than death, disability or retirement during the applicable restriction period, all shares of restricted stock still subject to restriction will be subject to forfeiture by the participant. In the event a participant's employment is terminated by reason of death, disability or retirement, all shares of restricted stock still subject to restriction will become fully vested. Under the Plan, the Committee has the authority in its discretion to waive in whole or in part any or all remaining restrictions with respect to shares of restricted stock granted to an employee.

         During the period of restriction, participants may exercise full voting rights with respect to restricted shares and may receive all regular cash dividends paid with respect to those shares. All other cash dividends and distributions may be credited to participants subject to the same restrictions on transferability and forfeitability as the restricted shares with respect to which they are paid. If any dividends or distributions are paid in shares, the shares will be subject to the same restrictions on transferability as the shares on which the dividends or distributions are paid.

         Performance Shares and Performance Units. The Plan also provides for the granting of performance shares and performance units to employees. The Committee will determine the number of performance units and shares granted to participants; provided that so long as the Committee determines that a grant of performance units or performance shares should qualify for the "performance-based" exemption under Section 162(m) of the Code, the maximum payout to any executive officer named in the compensation table with respect to performance units and/or performance shares granted in any fiscal year is $400,000. The Committee will determine the applicable performance period, which, in all cases, will exceed six months, the performance goal or goals to be achieved during any performance period, the proportion of payments, if any, to be made for performance between the minimum and full performance levels and any other terms, conditions and rights relating to the grant of performance shares or performance units. Company and subsidiary performance goals established by the Committee under the Plan may be chosen from return on equity, total shareowner return, net income, earnings per share and cash flow. The Committee will establish the specific goals each year prior to the commencement of the period to which the compensation relates. Payment on performance shares and performance units held by employees will be made in cash or shares of common stock (which, in the discretion of the Committee, may be shares of restricted stock) (or in a combination thereof), which have an aggregate fair market value equal to the value of the earned performance shares and performance units. Payments will be made in a single lump sum within seventy-five days following the close of the applicable performance period, unless the participant elects to defer payment.

         In the event a participant's employment is terminated by reason of death, disability, retirement or involuntary termination without cause, the participant will receive a prorated payout of the performance shares and/or performance units as determined by the Committee based on the length of time the awards were held and the achievement of the preestablished performance goals. Upon termination of a participant's employment for any other reason, all performance shares and performance units will be forfeited.

         Participants will be entitled to receive dividends declared with respect to shares earned in connection with grants of performance shares and performance units, subject to the same accrual, forfeiture and payout restrictions which apply with respect to shares of restricted stock. In addition, participants may, at the discretion of the Committee, be entitled to exercise voting rights with respect to shares which have been earned in connection with grants of performance units and performance shares.

Adjustments

         In  the   event   of   any   merger,   reorganization,   consolidation,
recapitalization, repurchase, separation, liquidation, stock dividend, share exchange, split-up, spin-off, share combination or any other change affecting the common stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee generally has the authority, in such manner as it deems equitable, to adjust (1) the number and type of securities that may be issued under the Plan, (2) the number and type of securities subject to outstanding awards, and (3) the grant, purchase or exercise price with respect to any award. The Committee may limit any such adjustment in order to qualify a transaction in which the Company or any affiliate is a party for pooling-of-interests accounting treatment.

Limits on Transferability

         Except as otherwise provided by the Committee, no award granted under the Plan may be assigned, sold, pledged, transferred or encumbered by any participant, otherwise than by will, or by the laws of descent and distribution.

Amendment and Termination

         The Board may amend, suspend or terminate the Plan at any time. No termination, amendment, or modification of the Plan may (except as otherwise expressly contemplated by the Plan, as amended, for awards granted after January 20, 1999) adversely affect in any material way any outstanding award without the consent of the holder of such award.

Deferrals
         The Committee may permit a participant to defer receipt of the payment of cash or delivery of shares due with respect to an award, subject to such rules and procedures as the Committee may establish.

Withholding

         The Company has the right to reduce the number of shares or amount of cash payable under an award by the amount necessary to satisfy any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount or to take such other actions as may be necessary to satisfy any such withholding obligations. The Committee may require or permit withholding obligations arising with respect to awards under the Plan to be settled with shares of common stock, including shares of common stock that are part of, or are received upon exercise of, the award that gives rise to the withholding requirement. The obligations of the Company under the Plan are conditional on such payment or arrangements, and the Company and any affiliate will, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the employee. The Committee may establish such procedures as it deems appropriate for the settling of withholding obligations with shares of common stock.

Change in Control

         Upon the occurrence of a Change in Control (as defined in the Plan) of the Company (1) all outstanding options will become immediately exercisable; (2) any restriction periods and related restrictions on restricted stock will lapse;
(3) the target payout opportunity attainable under all outstanding performance units and shares will be deemed fully earned for the entire performance period and a pro rata portion of the performance share or unit, based on the portion of the performance period which has elapsed, will be paid out in cash; and (4) the Committee may make any other modifications to outstanding awards, except, in all cases, unless otherwise specifically prohibited by the Plan. The Committee may amend, modify or rescind these provisions of the Plan if it determines that these provisions may prevent a transaction in which the Company or any affiliate is a party from being accounted for on a pooling-of-interests basis.

Certain Federal Income Tax Consequences

         Stock Options. The grant of a stock option under the Plan will create no income tax consequences to the participant or the Company. A participant who is granted a nonqualified stock option will generally recognize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the common stock at such time over the exercise price. The Company will be entitled to a deduction in the same amount and at the same time as ordinary income is recognized by the participant. A subsequent disposition of the common stock will give rise to capital gain or loss to the extent the amount realized from the sale differs from the tax basis, i.e., the fair market value of the common stock on the date of exercise. This capital gain or loss will be a long-term or short-term capital gain or loss depending upon the length of time the common stock was held.

         In general, if a participant holds the shares of common stock acquired pursuant to the exercise of an ISO for at least two years from the date of grant and one year from the date of exercise, the participant will recognize no income or gain as a result of exercise (except that the alternative minimum tax may apply). Any gain or loss realized by the participant on the disposition of the common stock will be treated as a long-term capital gain or loss. No deduction will be allowed to the Company. If either of these holding period requirements is not satisfied, the participant will recognize ordinary income at the time of the disposition equal to the lesser of (1) the gain realized on the disposition or (2) the difference between the exercise price and the fair market value of the shares of common stock on the date of exercise. The Company will be entitled to a deduction in the same amount and at the same time as ordinary income is recognized by the participant. Any additional gain realized by the participant over the fair market value at the time of exercise will be treated as a capital gain. This capital gain will be a long-term or short-term capital gain depending upon the length of time the common stock was held.

         Restricted Stock. If a stock award is granted in the form of restricted stock, the participant will not recognize income upon the award of restricted stock under the Plan unless the election described below is made. An individual who has not made such an election will recognize ordinary income at the end of the applicable restriction period in an amount equal to the fair market value of the restricted stock at such time, reduced by any amount paid for the stock. The Company will be entitled to a corresponding deduction in the same amount and at the same time as the participant recognizes income. Any otherwise taxable disposition of the stock after the end of the applicable restriction period will result in capital gain or loss (long-term or short-term depending on the length of time the restricted stock is held after the end of the applicable restriction period). Dividends paid in cash and received by a participant prior to the end of the applicable restriction period will constitute ordinary income to the participant in the year paid. The Company will be entitled to a corresponding deduction for such dividends, subject to the application of Section 162(m) of the Code, as more completely described below. Any dividends paid in stock will be treated as an award of additional restricted stock subject to the tax treatment described herein.

         A participant may, within 30 days after the date of the award of restricted stock, elect to recognize ordinary income as of the date of the award in an amount equal to the fair market value of such restricted stock on the date of the award, reduced by any amount paid for the stock. The Company will be entitled to a corresponding deduction in the same amount and at the same time as the participant recognizes income, subject to the application of Section 162(m) of the Code, as more completely described below. If the election is made, any cash dividends received with respect to the restricted stock will be treated as dividend income to the participant in the year of payment and will not be deductible by the Company. Any otherwise taxable disposition of the restricted stock (other than by forfeiture) will result in capital gain or loss (long-term or short-term depending on the holding period). If the participant who has made an election subsequently forfeits the restricted stock, the participant will only be entitled to deduct a loss equal to the amount (if any) paid for the stock. In addition, the Company would then be required to include as ordinary income the amount of the deduction it originally claimed with respect to such shares.

         Performance Shares and Performance Units. The grant of performance units or performance shares will create no income tax consequences for the participant or the Company. Upon the receipt of cash, shares of common stock or other property at the end of the applicable performance period, the participant will generally recognize ordinary income equal to the amount of any cash and the fair market value of any shares or other property received. The Company will be entitled to a deduction in the same amount and at the same time as income is recognized by the participant.

         Code Section 162(m). Section 162(m) of the Code limits the Company's income tax deduction for compensation paid in any taxable year to certain executive officers to $1,000,000 per individual. Amounts in excess of $1,000,000 are not deductible unless one of several exceptions apply. The Committee intends to grant awards under the Plan that are designed, in most cases, to qualify for one such exception, the performance-based compensation exception. While the grant of options, performance shares and performance units can be structured so as to qualify for this exception, the restricted stock grants may or may not qualify for this exception, depending on the nature of the restrictions imposed by the Committee. The Company does not anticipate that Section 162(m) of the Code will have a material impact on its ability to deduct compensation payable under the Plan.

Awards Under the Plan

         During 1998, the Committee approved grants of stock options and performance shares to executive officers and others that are not subject to shareowner approval of the Plan, as amended. See "Option/SAR Grants in 1998" and "Long-Term Incentive Awards in 1998." The Committee has not approved any grants of awards that require shareowner approval of the Plan, as amended.

         The Company cannot currently determine the number of shares or the types of shares that may be granted to eligible participants under the Plan, as amended, in the future. Such determinations will be made from time to time by the Committee.

         On March 17, 1999, the last reported sales price per share of the common stock on the New York Stock Exchange was $28.4375.

Vote Required

         The affirmative vote of the holders of a majority of the shares of common stock represented and voted at the annual meeting (assuming a quorum is present) is required to approve the Plan, as amended; provided that a majority of the outstanding shares of the Company's common stock are voted on the proposal. Assuming such proviso is met, any shares not voted at the annual meeting (whether by broker non-votes or otherwise) will have no impact on the vote. In the event that the Plan, as amended, is not approved by shareowners at the 1999 Annual Meeting, the Plan (except for the amendments adopted by the Board in February 1999) will remain in full force and effect.

THE BOARD RECOMMENDS A VOTE "FOR" THE PLAN, AS AMENDED. SHARES OF COMMON STOCK REPRESENTED AT THE ANNUAL MEETING BY EXECUTED BUT UNMARKED PROXIES WILL BE VOTED "FOR" THE PLAN, AS AMENDED.

                      MEETINGS AND COMMITTEES OF THE BOARD

         The Board of Directors of the Company has standing Audit, Compensation and Personnel, and Nominating and Governance Committees. Information regarding each of the committees is set forth below.

Audit Committee

         The Audit Committee held one meeting in 1998. The Audit Committee currently consists of J. L. Hanes (Chair), K. C. Lyall, M. E. Neshek, J. R. Newman and R. W. Schlutz. The Audit Committee recommends to the Board the appointment of independent auditors; reviews the reports and comments of the independent auditors; reviews the activities and reports of the Company's internal audit staff; and, in response to the reports and comments of both the independent auditors and internal auditors, recommends to the Board any action which the Audit Committee considers appropriate.

Compensation and Personnel Committee

         The Compensation and Personnel Committee held three meetings in 1998. The Compensation and Personnel Committee currently consists of A. M. Nemirow (Chair), A. B. Arends, J. D. Pyle, D. Q. Reed and A. R. Weiler. The Compensation and Personnel Committee sets executive compensation policy; administers the Company's Long-Term Equity Incentive Plan; reviews the performance of and approves salaries for officers and certain other management personnel; reviews and recommends to the Board new or changed employee benefit plans; reviews major provisions of negotiated employment contracts; and reviews human resource development programs.

Nominating and Governance Committee

         The Nominating and Governance Committee held two meetings in 1998. The Nominating and Governance Committee currently consists of R. G. Flowers (Chair),
A. B. Arends, J. D. Pyle, R. D. Ray and A. R. Weiler. The Nominating and Governance Committee's responsibilities include recommending and nominating new members of the Board, recommending committee assignments and committee chairpersons, evaluating overall Board effectiveness, preparing an annual report on Chief Executive Officer effectiveness, and considering and developing recommendations to the Board of Directors on other corporate governance issues. In making recommendations of nominees for election to the Board, the Nominating and Governance Committee will consider nominees recommended by shareowners. Any shareowner wishing to make a recommendation should write the Chief Executive Officer of the Company, who will forward all recommendations to the Committee. The Company's Bylaws also provide for shareowner nominations of candidates for election as directors. These provisions require such nominations to be made pursuant to timely notice (as specified in the Bylaws) in writing to the Corporate Secretary of the Company.

         The Board of Directors held five meetings during 1998. All directors attended at least 88% of the aggregate number of meetings of the Board and Board committees on which he or she served.

                            COMPENSATION OF DIRECTORS

         No fees are paid to directors who are officers of the Company and/or any of its subsidiaries (presently Mr. Davis, Mr. Liu and Mr. Stoppelmoor). Non-management directors, each of whom serve on the Boards of the Company, WP&L, IES, IPC and AERI, receive an annual retainer of $32,800 for service on all five Boards. Travel expenses are paid for each meeting day attended. All non-management directors also receive a 25 percent Company matching contribution in common stock for limited optional cash purchases, up to $10,000, of the Company's common stock through the Company's Shareowner Direct Plan. Matching contributions of $2,500 each for calendar year 1998 were made for the following directors: A. B. Arends, R. G. Flowers, J. L. Hanes, K. C. Lyall, A. M. Nemirow,
M. E. Neshek, J. R. Newman, J. D. Pyle, R. D. Ray, and R. W. Schlutz. As of the effective date of the Merger, a previously existing retirement plan for IES Industries directors was terminated. Persons with vested interests in that plan received a payout of those interests at the time of the Merger. Those persons receiving such a payout included the following directors: L. Liu - $76,800, R.
D. Ray - $76,800,  D. Q. Reed -  $76,800,  R. W.  Schlutz -  $76,800,  and A. R.
Weiler - $76,800.

         Director's Charitable Award Program - The Company maintains a Director's Charitable Award Program for the members of its Board of Directors beginning after three years of service. The purpose of the Program is to recognize the interest of the Company and its directors in supporting worthy institutions, and to enhance the Company's director benefit program so that the Company is able to continue to attract and retain directors of the highest caliber. Under the Program, when a director dies, the Company will donate a total of $500,000 to one qualified charitable organization, or divide that amount among a maximum of four qualified charitable organizations, selected by the individual director. The individual director derives no financial benefit from the Program. All deductions for charitable contributions are taken by the Company, and the donations are funded by the Company through life insurance policies on the directors. Over the life of the Program, all costs of donations and premiums on the life insurance policies, including a return of the Company's cost of funds, will be recovered through life insurance proceeds on the directors. The Program, over its life, will not result in any material cost to the Company.

         Director's Life Insurance Program - The Company maintains a split-dollar Director's Life Insurance Program for non-employee directors, beginning after three years of service, which provides a maximum death benefit of $500,000 to each eligible director. Under the split-dollar arrangement, directors are provided a death benefit only and do not have any interest in the cash value of the policies. The Life Insurance Program is structured to pay a portion of the total death benefit to the Company to reimburse the Company for all costs of the program, including a return on its funds. The Life Insurance Program, over its life, will not result in any material cost to the Company. The imputed income allocations reported for each director in 1998 under the Director's Life Insurance Program were as follows: R. G. Flowers - $432, K. C. Lyall - $393, A. M. Nemirow - $37, M. E. Neshek - $950 and J. D. Pyle - $70.

         Director Jack R. Newman serves as legal counsel to the Company on nuclear issues. Mr. Newman's firm, Morgan, Lewis & Bockius provides certain legal services to the Company.

                         OWNERSHIP OF VOTING SECURITIES

         Listed in the following table are the shares of the Company's common stock owned by the executive officers listed in the Summary Compensation Table and all directors of the Company, as well as the number of shares owned by directors and executive officers as a group as of December 31, 1998. The directors and executive officers of the Company as a group owned less than one percent of the outstanding shares of common stock on that date. To the Company's knowledge, no shareowner beneficially owned 5 percent or more of the Company's outstanding common stock as of December 31, 1998.

                                                                 Shares
                                                              Beneficially
         Name of Beneficial Owner                                Owned(1)
         Executives(2)
              Michael R. Chase...............................     7,025
              William D. Harvey..............................    23,759  (3)
              Eliot G. Protsch...............................    23,817  (3)

         Director Nominees
              Alan B. Arends.................................     2,202
              Rockne G. Flowers..............................    10,189
              Katharine C. Lyall.............................     7,715
              Robert D. Ray..................................     4,032
              Anthony R. Weiler..............................     4,603  (3)

         Continuing Directors
              Erroll B. Davis, Jr............................    59,292  (3)
              Joyce L. Hanes.................................     2,858  (3)
              Lee Liu........................................    66,247  (3)
              Arnold M. Nemirow..............................    10,387
              Milton E. Neshek...............................    12,315
              Jack R. Newman.................................     2,027
              Judith D. Pyle.................................     6,297
              David Q. Reed..................................     6,043  (3)
              Robert W. Schlutz..............................     4,185
              Wayne H. Stoppelmoor...........................    12,424

         All Executives and Directors as a Group
              35 people, including those listed above........   399,672  (3)

         ---------------
          (1) Total shares of Company common stock outstanding as of December 31, 1998 were 77,630,043.

          (2) Stock ownership of Mr. Davis and Mr. Liu are shown with continuing directors.

          (3) Included in the beneficially owned shares shown are indirect ownership interests with shared voting and investment powers: Mr. Harvey - 1,897, Mr. Protsch - 573, Mr. Davis - 5,866, Ms. Hanes - 541, Mr. Liu - 9,755, Mr. Reed - 353 and Mr. Weiler - 1,037; and excercisable stock options: Mr. Davis - 37,950, Mr. Harvey - 13,152, Mr. Protsch - 13,152, Mr. Liu - 8,449 and Mr. Stoppelmoor
               - 6,336 (all executive officers and directors as a group - 148,072).

                       COMPENSATION OF EXECUTIVE OFFICERS

         The following Summary Compensation Table sets forth the total compensation paid by the Company and its subsidiaries for all services rendered during 1998, 1997, and 1996 to the Chief Executive Officer and the four other most highly compensated executive officers of the Company or its subsidiaries who performed policy making functions for the Company.


                           SUMMARY COMPENSATION TABLE
                                                            (Dollars)

                                                                                            Long-Term
                                              Annual Compensation                      Compensation Awards
                                        ---------------------------------------   ------------------------------
                                                                                                   Securities
                                                                                                   Underlying
                                                                      Other         Restricted      Options/
Name and                                                             Annual            Stock          SARs           All Other
Principal Position           Year       Salary      Bonus(2)     Compensation(3)     Awards(4)     (Shares)(5)    Compensation(6)
Erroll B. Davis, Jr.         1998      $540,000     $      -       $13,045           $                36,752          $57,996
President and CEO            1997       450,000      200,800        19,982                  -         13,800           60,261
                             1996       450,000      297,862        23,438                  -         12,600           66,711

Lee Liu                      1998       400,000            -             -            337,241         25,347           52,073
Chairman of the Board        1997       400,000      189,000         5,956            176,391              -           13,277
                             1996       380,000      175,000         2,578            253,475              -           13,956

Michael R. Chase(1)          1998       253,846            -             -                  -         11,406(7)         6,997
Executive Vice President     1997       225,000        6,750             -                  -              -            1,600
                             1996       171,250            -             -                  -              -              250

William D. Harvey            1998       233,846            -         4,699                  -         11,406           28,642
Executive Vice President     1997       220,000       43,986        14,944                  -          5,100           33,043
                             1996       220,000       92,104        10,765                  -          4,650           29,343

Eliot G. Protsch             1998       233,846            -         2,443                  -         11,406           20,398
Executive Vice President     1997       220,000       51,400        11,444                  -          5,100           30,057
                             1996       220,000      101,224         7,657                  -          4,650           25,890


(1)  Mr. Chase retired on December 31, 1998.

(2)  No bonuses were paid for 1998.

(3)  Other Annual Compensation for 1998 consists of income tax gross-ups for reverse split-dollar life insurance.

(4)  Prior to the Merger, IES Industries had historically made awards of restricted stock. Such awards (to the extent not previously vested) vested  automatically  upon the consummation of the Merger.  The number of shares of restricted stock reflected in this table that were subject to such automatic vesting are as follows: Mr. Liu - 8,703 shares awarded for 1998, 5,004 shares awarded for 1997 and 8,703 shares awarded for 1996. Restricted stock was considered  outstanding upon the award date and dividends were paid to the eligible officers on these shares while restricted. The amounts shown in the table above represent the value of the awards based upon the closing price of IES Industries common stock on the award date.

(5)  Awards made in 1998 were in combination with performance share awards as described in the table entitled  "Long-Term  Incentive
     Awards in 1998".

(6)  All Other Compensation for 1998 consists of: matching  contributions to 401(k) Plan and Deferred Compensation Plan, Mr. Davis -
     $16,200, Mr. Liu - $4,754, Mr. Chase - $6,997, Mr. Harvey - $7,015 and Mr. Protsch - $7,015;  financial counseling benefit, Mr.
     Davis - $7,000, Mr. Liu - $4,448, Mr. Harvey - $7,000 and Mr. Protsch - $2,333; split dollar life insurance premiums, Mr. Davis
     - $20,653, Mr. Harvey - $8,738 and Mr. Protsch - $7,989; reverse split dollar life insurance, Mr. Davis - $14,143, Mr. Harvey -
     $5,889 and Mr. Protsch - $3,061;  life insurance  coverage in excess of $50,000,  Mr. Liu - $9,910; and dividends on restricted stock,  Mr. Liu - $32,961.  The split dollar  insurance  premiums are  calculated  using the "foregone  interest"  method.  See
     "Agreements and Transactions with Executives" for details of payments to Mr. Chase pursuant to his Early Retirement Agreement.

(7)  All of the options granted in 1998 were cancelled effective December 31, 1998.


                                  STOCK OPTIONS

         The following table sets forth certain information concerning options granted during 1998 to the executives named below:


                                        OPTION/SAR GRANTS IN 1998
                                                                                                 Potential Realizable
                                                                                                   Value at Assumed
                                                                                                 Annual Rates of Stock
                                                                                                Appreciation for Option
                                                        Individual Grants                               Term(2)
         -------------------------- ---------------------------------------------------------- --------------------------
                                      Number of
                                     Securities      % of Total
                                     Underlying     Options/SARs
                                      Options/       Granted to      Exercise or
                                        SARs        Employees in     Base Price   Expiration
                   Name              Granted(1)      Fiscal Year     ($/Share)       Date           5%           10%
         -------------------------- -------------- ---------------- ------------- ------------ ------------ -------------

         Erroll B. Davis, Jr.           36,752           5.8%         $31.5625      6/30/08     $729,527    $1,848,993
         -------------------------- -------------- ---------------- ------------- ------------ ------------ -------------
         Lee Liu                        25,347           4.0%          31.5625      6/30/08      503,138     1,275,208
         -------------------------- -------------- ---------------- ------------- ------------ ------------ -------------
         Michael R. Chase               11,406(3)        1.8%          31.5625      6/30/08      226,409       573,836
         -------------------------- -------------- ---------------- ------------- ------------ ------------ -------------
         William D. Harvey              11,406           1.8%          31.5625      6/30/08      226,409       573,836
         -------------------------- -------------- ---------------- ------------- ------------ ------------ -------------
         Eliot G. Protsch               11,406           1.8%          31.5625      6/30/08      226,409       573,836
         -------------------------- -------------- ---------------- ------------- ------------ ------------ -------------

          (1)  Consists of non-qualified  stock options to purchase shares of Company common stock granted pursuant to the Company's
               Long Term Equity Incentive Plan. Options were granted on July 1, 1998, and will fully vest on January 2, 2001. Upon a
               "change in  control"  of the  Company as defined in the Plan or upon  retirement,  disability  or death of the option holder, these options shall become immediately  exercisable.  Upon exercise of an option, the executive purchases all or a portion of the shares covered by the option by paying the exercise  price  multiplied by the number of shares as to which the option is exercised, either in cash or by surrendering common shares already owned by the executive.

          (2)  The  hypothetical  potential  appreciation  shown for the named executives is required by the Securities and Exchange
               Commission  ("SEC") rules. The amounts shown do not represent either the historical or expected future performance of the  Company's  common stock level of  appreciation.  For example,  in order for the named  executives to realize the potential  values set forth in the 5% and 10% columns in the table above, the price per share of the Company's common stock would be $51.41 and $81.87, respectively, as of the expiration date of the options.

          (3)  All of such options were cancelled effective December 31, 1998.


         The following table provides information for the executives named below regarding the number and value of exercisable and unexercised options. None of the executives exercised options in fiscal 1998.


                                      OPTION/SAR VALUES AT DECEMBER 31, 1998
                                          Number of Securities Underlying
                                                    Unexercised                 Value of Unexercised In-the-Money
                                          Options/SARs at Fiscal Year End          Options/SARs at Year End(1)

             -------------------------- ------------------------------------- ---------------------------------------
                       Name               Exercisable       Unexercisable       Exercisable        Unexercisable
             -------------------------- ----------------- ------------------- ----------------- ---------------------

             Erroll B. Davis, Jr.            13,100             63,152            $62,225             $102,817
             -------------------------- ----------------- ------------------- ----------------- ---------------------
             Lee Liu                              0             25,347                  0               17,426
             -------------------------- ----------------- ------------------- ----------------- ---------------------
             Michael R. Chase                     0                  0                  0                    0
             -------------------------- ----------------- ------------------- ----------------- ---------------------
             William D. Harvey                4,700             21,156             22,325               36,492
             -------------------------- ----------------- ------------------- ----------------- ---------------------
             Eliot G. Protsch                 4,700             21,156             22,325               36,492
             -------------------------- ----------------- ------------------- ----------------- ---------------------

              (1)  Based on the  closing per share price on  December  31, 1998 of Company  common  stock of $32.25


         Long-Term Incentive Awards - The following table provides information concerning long-term incentive awards made to the executives named below in 1998.


                                        LONG-TERM INCENTIVE AWARDS IN 1998
                                                                                     Estimated Future Payouts Under
                                                                                      Non-Stock Price-Based Plans
          --------------------------- ---------------- --------------------- -----------------------------------------------
                                         Number of        Performance or
                                       Shares, Units    Other Period Until
                     Name             or Other Rights  Maturation or Payout     Threshold         Target        Maximum
                                          (#)(1)                                   (#)             (#)            (#)
          --------------------------- ---------------- --------------------- ----------------- ------------- ---------------

          Erroll B. Davis, Jr.            11,026              1/2/01              5,513           11,026         22,052
          --------------------------- ---------------- --------------------- ----------------- ------------- ---------------
          Lee Liu                          7,604              1/2/01              3,802            7,604         15,208
          --------------------------- ---------------- --------------------- ----------------- ------------- ---------------
          Michael R. Chase                    --                  --                 --               --             --
          --------------------------- ---------------- --------------------- ----------------- ------------- ---------------
          William D. Harvey                2,661              1/2/01              1,330            2,661          5,322
          --------------------------- ---------------- --------------------- ----------------- ------------- ---------------
          --------------------------- ---------------- --------------------- ----------------- ------------- ---------------
          Eliot G. Protsch                 2,661              1/2/01              1,330            2,661          5,322
          --------------------------- ---------------- --------------------- ----------------- ------------- ---------------

          (1)  Consists of performance shares awarded under the Company's  Long-Term Equity Incentive Plan. These performance shares will vest based on achievement of specified Total Shareholder  Return (TSR) levels as compared with an investor-owned utility peer group over the period ending  January 2, 2001.  Payouts will be in shares of Company  common stock,  but will be modified by a performance multiplier which ranges from 0 to 2.00.


                       CERTAIN AGREEMENTS AND TRANSACTIONS

         Each of Messrs. Liu and Davis have employment agreements with the Company. Pursuant to Mr. Liu's agreement, Mr. Liu will serve as Chairman of the Company until April 21, 2000. Mr. Liu will thereafter retire as an officer of the Company, although he may continue to serve as a director. Under Mr. Davis' agreement, Mr. Davis will serve as the Chief Executive Officer of the Company until April 21, 2003. Mr. Davis will also serve as the Chairman of the Company following April 21, 2000. Following the expiration of the initial term of Mr. Davis' employment agreement, his agreement will automatically renew for successive one-year terms, unless either Mr. Davis or the Company gives prior written notice of his or its intent to terminate the agreement. Mr. Davis will also serve as Chief Executive Officer of each subsidiary of the Company until at least April 21, 2001 and as a director of such companies during the term of his employment agreement.

         Mr. Liu's employment agreement provides that he receive an annual base salary of not less than $400,000, and supplemental retirement benefits and the opportunity to earn short-term and long-term incentive compensation (including stock options, restricted stock and other long-term incentive compensation) in amounts no less than he was eligible to receive from IES Industries before the effective time of the Merger. Pursuant to Mr. Davis' employment agreement, he is paid an annual base salary of not less than $450,000. Mr. Davis also has the opportunity to earn short-term and long-term incentive compensation (including stock options, restricted stock and other long-term incentive compensation) in amounts no less than he was eligible to receive before the effective time of the Merger, as well as supplemental retirement benefits (including continued participation in the WP&L Executive Tenure Compensation Plan) in an amount no less than he was eligible to receive before the effective time of the Merger, and life insurance providing a death benefit of three times his annual salary.

         If the employment of either Mr. Liu or Mr. Davis is terminated without cause (as defined in their respective employment agreements) or if either of them terminates his employment for good reason (as defined in their respective employment agreements), the Company or its affiliates will continue to provide the compensation and benefits called for by the respective employment agreement through the end of the term of such employment agreement (with incentive
compensation   based  on  the  maximum  potential  awards  and  with  any  stock compensation paid in cash), and all unvested stock compensation will vest immediately. If either Mr. Liu or Mr. Davis dies or becomes disabled, or terminates his employment without good reason, during the term of his respective employment agreement, the Company or its affiliates will pay to the officer or his beneficiaries or estate all compensation earned through the date of death, disability or such termination (including previously deferred compensation and pro rata incentive compensation based upon the maximum potential awards). If the officer is terminated for cause, the Company or its affiliates will pay his base salary through the date of termination plus any previously deferred compensation. Notwithstanding the foregoing, in the event that any payments to Mr. Liu under his employment agreement or otherwise are subject to the excise tax on excess parachute payments under the Code, then the total payments to be made under Mr. Liu's employment agreement will be reduced so that the value of these payments he is entitled to receive is $1 less than the amount that would subject Mr. Liu to the 20% excise tax imposed by the Code on certain excess payments, or which the Company may pay without loss of deduction under the Code. Under Mr. Davis' employment agreement, if any payments thereunder constitute an excess parachute payment, the Company will pay to Mr. Davis the amount necessary to offset the excise tax and any applicable taxes on this additional payment.

         Each of the three companies that were party to the Merger had in effect, at the time of the Merger, key executive employment and severance agreements (the "Pre-Merger KEESAs") with certain of their executive officers. The Pre-Merger KEESAs were intended to provide the executives with specified severance benefits in the event of certain terminations following a change in control of the employer. The consummation of the Merger constituted such a change in control. Although each party to the Merger had Pre-Merger KEESAs in effect, the terms of such agreements were not identical.

         To provide selected executives of the Company with severance arrangements with generally comparable terms relating to any future change in control of the Company, the Company in 1999 offered new key executive employment and severance agreements (the "New KEESAs") to such executive officers of the Company (including Messrs. Davis, Harvey and Protsch). In order to receive a New KEESA, each executive officer (other than Mr. Davis) was required to cancel existing rights under his or her Pre-Merger KEESA in exchange for a grant of restricted stock; Mr. Davis did not receive a grant of restricted stock in connection with the cancellation of his Pre-Merger KEESA. The grants of restricted stock were valued at one times salary for certain executive officers (including Messrs. Harvey and Protsch) and one-half times salary for certain other officers. Subject to certain exceptions, the restricted stock will vest only if the executive remains with the Company for a period of at least three years.

         The New KEESAs provide that each executive officer who is a party thereto is entitled to benefits if, within five years after a change in control of the Company (as defined in the New KEESAs), the officer's employment is ended through (i) termination by the Company, other than by reason of death or disability or for cause (as defined in the KEESAs), or (ii) termination by the officer due to a breach of the agreement by the Company or a significant change in the officer's responsibilities, or (iii) in the case of Mr. Davis' agreement, termination by Mr. Davis following the first anniversary of the change of control. The benefits provided are (i) a cash termination payment of two or three times (depending on which executive is involved) the sum of the officer's annual salary and his or her average annual bonus during the three years before the termination and (ii) continuation for up to five years of equivalent hospital, medical, dental, accident, disability and life insurance coverage as in effect at the time of termination. Each New KEESA for executive officers below the level of Executive Vice President provides that if any portion of the benefits under the KEESA or under any other agreement for the officer would constitute an excess parachute payment for purposes of the Code, benefits will be reduced so that the officer will be entitled to receive $1 less than the maximum amount which he or she could receive without becoming subject to the 20% excise tax imposed by the Code on certain excess parachute payments, or which the Company may pay without loss of deduction under the Code. The New KEESAs for the Chief Executive Officer and the Executive Vice Presidents (including Messrs. Davis, Harvey and Protsch) provide that if any payments thereunder or otherwise constitute an excess parachute payment, the Company will pay to the appropriate officer the amount necessary to offset the excise tax and any additional taxes on this additional payment. Mr. Davis' employment agreement as described above limits benefits paid thereunder to the extent that duplicate payments would be provided to him under his New KEESA.

         In connection with his retirement, Mr. Chase entered into an Early Retirement Agreement with the Company. Pursuant to this agreement, Mr. Chase received a payment of $255,000 on January 1, 1999 and is entitled to receive a payment of $210,750 on January 1, 2000. Mr. Chase also agreed to the termination of his outstanding stock options. In addition, Mr. Chase received in 1999 a payment of $84,000, which amount was equivalent to the target bonus Mr. Chase would have otherwise received had applicable performance targets been met. Mr. Chase is subject to certain noncompetition and nondisclosure provisions pursuant to his retirement agreement.

         Mr. Stoppelmoor entered into a three-year consulting arrangement with the Company in connection with the Merger. Under the terms of his consulting arrangement, Mr. Stoppelmoor receives an annual fee of $324,500 during each of the first two years and a fee of $200,000 during the third year of the consulting period. Mr. Stoppelmoor is also entitled to participate in compensation plans equivalent to those provided the Company's Chairman of the Board and Chief Executive Officer during the consulting period, subject to approval by the Compensation and Personnel Committee of the Board. Although Mr. Stoppelmoor is eligible to participate in the Directors Charitable Award Program and the Directors Life Insurance Program as a result of his service as Vice Chairman of the Board Directors, his consulting arrangement provides that he shall not be eligible to receive any other compensation otherwise payable to directors of the Company.

                      RETIREMENT AND EMPLOYEE BENEFIT PLANS

Alliant Energy Corporate Services Retirement Plans

         Salaried employees (including officers) of the Company are eligible to participate in a Retirement Plan maintained by Alliant Energy Corporate
Services, Inc., a subsidiary of the Company ("Alliant Energy Corporate Services"). In 1998, the Retirement Plan was amended to implement a cash balance format, thereby changing the benefit calculation formulas and adding a lump sum distribution option for eligible participants. The plan bases a participant's defined benefit pension on the value of a hypothetical account balance. For individuals participating in the plan as of August l, 1998, a starting account balance was created equal to the present value of the benefit accrued as of December 31, 1997, under the plans benefit formula prior to the change to a cash balance approach. That formula provided a retirement income based on years of credited service and final average compensation for the 36 highest consecutive months, with a reduction for a Social Security offset. In addition, individuals participating in the plan as of August 1, 1998 received a special one-time transition credit amount equal to a specified percentage varying with age multiplied by credited service and base pay.

         For 1998 and thereafter, a participant receives annual credits to the account equal to 5% of base pay (including certain incentive payments, pre-tax deferrals and other items), plus an interest credit on all prior accruals equal to 4% plus a share of the gain on the investment return on assets in the trust investment for the year.

         The life annuity payable under the plan is determined by converting the hypothetical account balance credits into annuity form. Individuals who were participants in the plan on August 1, 1998 are in no event to receive any less than what would have been provided under the prior formula, had it continued, if they terminate on or before August 1, 2008, and do not elect to commence benefits before the earlier of age 55.

         All of the individuals listed in the Summary Compensation Table who participate in the plan (i.e., Messrs. Davis, Protsch and Harvey) are "grandfathered" under the prior plans benefit formula. Since their estimated benefits under that formula are higher than under the cash balance plan formula, utilizing current assumptions, their benefits would currently be determined by the prior plan benefit formula. All eligible persons whose compensation is reported in the foregoing Summary Compensation Table participated in the plan during 1998. Contributions to the "grandfathered" plan are determined actuarially, computed on a straight-life annuity basis, and cannot be readily calculated as applied to any individual participant or small group of participants. For purposes of the plan, compensation means payment for services rendered, including vacation and sick pay, and is substantially equivalent to the salary amounts reported in the foregoing Summary Compensation Table. Plan benefits depend upon length of plan service (up to a maximum of 30 years), age at retirement, and amount of compensation (determined in accordance with the plan) and are reduced by up to 50 percent of Social Security benefits. Credited years of service under the plan for covered persons named in the foregoing Summary Compensation Table are as follows: Erroll B.

Davis, Jr., 19 years; Eliot G. Protsch, 19 years; and William D. Harvey, 11 years. Assuming retirement at age 65, a plan participant (in conjunction with the Unfunded Excess Plan described below) would be eligible at retirement for a maximum annual retirement benefit as follows:


                                                     Retirement Plan Table

         Average                             Annual Benefit After Specified Years in Plan*
         Annual           ________________________________________________________________________________________
         Compensation        5            10              15             20              25             30
         ------------     -------      --------        --------       --------        ---------      ---------
         $125,000         $10,116      $ 20,233        $ 30,349       $ 40,465        $ 50,582       $ 60,698
          150,000          12,408        24,816          37,224         49,632          62,040         74,448
          200,000          16,991        33,983          50,974         67,965          84,977        101,948
          250,000          21,575        43,149          64,724         86,299         107,873        129,448
          300,000          26,158        52,316          78,474        104,632         130,790        156,948
          350,000          30,741        61,483          92,224        122,965         153,707        184,448
          400,000          35,325        70,649         105,974        141,299         176,623        211,948
          450,000          39,908        79,816         119,724        159,632         199,540        239,448
          475,000          42,200        84,399         126,599        168,799         210,998        253,198
          500,000          44,491        88,983         133,674        177,965         222,457        266,948
          525,000          46,783        93,566         140,349        187,132         233,915        280,698
          550,000          49,075        98,149         147,224        196,299         245,373        294,448
          600,000          53,568       107,316         160,974        214,632         268,290        321,948
          650,000          58,241       116,485         174,724        232,965         291,207        349,448

         *        Average annual  compensation is based upon the average of the highest 36 consecutive  months of compensation.  The plan benefits  shown above are net of estimated  Social  Security  benefits and do not reflect any  deductions for other amounts.  The annual  retirement  benefits  payable are subject to certain maximum  limitations (in general,
                  $160,000 for 1998) under the Code. Under the plan, if a plan participant dies prior to retirement,  the designated survivor of the  participant  is entitled to a monthly  income  benefit equal to  approximately  50 percent of the monthly retirement benefit which would have been payable to the participant under the plan.


                       Pension Plan Applicable to Mr. Liu

         Prior to the Merger, Mr. Liu participated in the IES Industries retirement plan (which plan was transferred to Alliant Energy Corporate Services in connection with the Merger). Mr. Liu's benefits under the plan have been "grandfathered" to reflect the benefit plan formula in effect at the time of the Merger. Maximum annual benefits payable at age 65 to participants who retire at age 65, calculated on the basis of straight life annuity, are illustrated in the following table:


              Alliant Energy Corporate Services Pension Plan Table

 Average of Highest Annual Estimated Maximum Annual Retirement Benefits Based on
 Salary (Remuneration)                          Years of Service
 for 3 Consecutive        ______________________________________________________
 Years of the last 10       15         20          25         30           35
 --------------------       --         --          --         --           --
    125,000               26,869     35,828      44,784     53,741       62,697
    150,000               32,683     43,576      54,471     65,366       76,259
    175,000               35,913     48,282      60,650     73,019       85,388
    200,000               40,038     54,282      68,525     82,769       97,013
    225,000               44,163     60,282      76,400     92,519      108,638
    250,000               44,818     61,235      77,652     94,068      110,485
    300,000               44,818     61,235      77,652     94,068      110,485
    400,000               44,818     61,235      77,652     94,068      110,485
    450,000               44,818     61,235      77,652     94,068      110,485
    500,000               44,818     61,235      77,652     94,068      110,485

         With respect to Mr. Liu, the remuneration for retirement plan purposes would be substantially the same as that shown as "Salary" in the Summary Compensation Table. As of December 31, 1998, Mr. Liu had 41 accredited years of service under the retirement plan.

         Unfunded Excess Plan - Alliant Energy Corporate Services maintains an Unfunded Excess Plan that provides funds for payment of retirement benefits above the limitations on payments from qualified pension plans in those cases where an employee's retirement benefits exceed the qualified plan limits. This plan provides an amount equal to the difference between the actual pension benefit payable under the pension plan and what such pension benefit would be if calculated without regard to any limitation imposed by the Code on pension benefits or covered compensation.

         Unfunded Executive Tenure Compensation Plan - Alliant Energy Corporate Services maintains an Unfunded Executive Tenure Compensation Plan to provide incentive for key executives to remain in the service of Alliant Energy Corporate Services by providing additional compensation which is payable only if the executive remains with Alliant Energy Corporate Services until retirement (or other termination if approved by the Board of Directors). In the case of the Chief Executive Officer only, in the event that the Chief Executive Officer (1) is terminated under his employment agreement with the Company as described above (the "Employment Agreement") other than for cause, death or disability (as those terms are defined in the Employment Agreement), (2) terminates his employment under the Employment Agreement for good reason (as such term is defined in the Employment Agreement), or (3) is terminated as a result of a failure of the Employment Agreement to be renewed automatically pursuant to its terms (regardless of the reason for such non-renewal), then for purposes of the plan, the Chief Executive Officer shall be deemed to have retired at age 65 and shall be entitled to benefits under the plan. Participants in the plan must be designated by the Chief Executive Officer of the Company and approved by its Board of Directors. Mr. Davis was the only active participant in the plan as of December 31, 1998. The plan provides for monthly payments to a participant after retirement (at or after age 65, or with Board approval, prior to age 65) for 120 months. The payments will be equal to 25 percent of the participant's highest average salary for any consecutive 36-month period. If a participant dies prior to retirement or before 120 payments have been made, the participant's beneficiary will receive monthly payments equal to 50 percent of such amount for 120 months in the case of death before retirement, or if the participant dies after retirement, 50 percent of such amount for the balance of the 120 months. Annual benefits of $145,000 would be payable to Mr. Davis upon retirement, assuming he continues in Alliant Energy Corporate Services' service until retirement at the same salary as was in effect on December 31, 1998.

Alliant Energy Corporate Services Supplemental Retirement Plans

         Supplemental Executive Retirement Plan - The Company maintains an unfunded Supplemental Executive Retirement Plan to provide incentive for key executives to remain in the service of the Company by providing additional compensation which is payable only if the executive remains with the Company until retirement, disability or death. Participants in the plan must be approved by the Compensation and Personnel Committee of the Board. The plan provides for payments of 60% of the participant's average annual earnings (base salary and bonus) for the highest paid three years out of the last ten years of the participant's employment reduced by the sum of benefit payable to the officer from the officer's defined benefit plan. The normal retirement date under the plan is age 62 with at least 10 years of service. If a participant retires prior to age 62, the 60% payment under the plan is reduced by 3% per year for each year the participant's retirement date precedes his/her normal retirement date. Benefit payments under the plan will be made for a maximum of 18 years, with a minimum of 12 years of payments if the participant dies after retirement. Messrs. Davis, Harvey, and Protsch are participants in this plan. The following table shows payments under the plan, assuming a minimum of 10 years of service at retirement age.

                  Supplemental Executive Retirement Plan Table

          Average
        Compensation             <10 Years                   >10 Years*
        ------------             ----------                  ----------
           $125,000                  $0                       $75,000
            150,000                   0                        90,000
            200,000                   0                       120,000
            250,000                   0                       150,000
            300,000                   0                       180,000
            350,000                   0                       210,000
            400,000                   0                       240,000
            450,000                   0                       270,000
            500,000                   0                       300,000
            550,000                   0                       330,000
            600,000                   0                       360,000
            650,000                   0                       390,000

* Reduced by the sum of the benefit payable from the applicable defined benefit plan.

         Alliant Energy Corporate Services Supplemental Retirement Plan - Alliant Energy Corporate Services maintains a non-qualified Supplemental Retirement Plan ("SRP") for eligible former officers of IES Industries who elected to remain under this plan following the Merger. Mr. Liu is the only executive named in the Summary Compensation Table participating in the SRP. The SRP currently provides for payment of supplemental retirement benefits equal to 75% of the officer's base salary in effect at the date of retirement, reduced by benefits receivable under the qualified retirement plan, for a period not to exceed 15 years following the date of retirement. In the event of the death of the officer following retirement, similar payments reduced by the joint and survivor annuity of the qualified retirement plan will be made to his or her designated beneficiary (surviving spouse or dependent children), if any, for a period not to exceed 10 years from the date of the officer's retirement. Thus, if an officer died 10 years after retirement, no payment to the beneficiary would be made. Death benefits are provided on the same basis to a designated beneficiary for a period not to exceed 10 years from the date of death should the officer die prior to retirement. The SRP further provides that if, at the time of the death of an officer, the officer is entitled to receive, is receiving, or has received supplemental retirement benefits by virtue of having taken retirement, a death benefit shall be paid to the officer's designated beneficiary or to the officer's estate in an amount equal to 100% of the officer's annual salary in effect at the date of retirement. Under certain circumstances, an officer who takes early retirement will be entitled to reduced benefits under the SRP. The SRP also provides for benefits in the event an officer becomes disabled under the terms of the qualified retirement plan. Life insurance policies on the participants have been purchased sufficient in amount to finance actuarially all future liabilities under the SRP. The SRP has been designed so that if the assumptions made as to mortality, experience, policy dividends, tax credits and other factors are realized, all life insurance premium payments will be recovered over the life of the SRP.

         The following table shows the estimated annual benefits payable under the Supplemental Retirement Plan equal to 75% of the officer's base salary in effect at the date of retirement:

                        Alliant Energy Corporate Services
                      Supplemental Retirement Plan Payments
                                 75% SRP Benefit

                                       Years of Service
               -----------------------------------------------------------------
Annual Salary    15          20             25             30             35
-------------    --          --             --             --             --
  150,000      79,817      68,924         58,029         47,134         36,241
  175,000      95,337      82,968         70,600         58,231         45,862
  200,000     109,962      95,718         81,475         67,231         52,987
  225,000     124,587     108,468         92,350         76,231         60,112
  250,000     142,682     126,265        109,848         93,432         77,015
  300,000     180,182     163,765        147,348        130,932        114,515
  400,000     255,182     238,765        222,348        205,932        189,515
  450,000     292,682     276,265        259,848        243,432        227,015
  500,000     330,182     313,765        297,348        280,932        264,515

         Key Employee Deferred Compensation Plan - The Company maintains an unfunded Key Employee Deferred Compensation Plan under which participants may defer up to 100% of base salary or incentive compensation. The Company matches up to 50% of the employee deferral (plus 401(k) contributions up to 6% of pay, less 401(k) matching contributions). The deferrals and matching contributions received an annual return to the A-utility bond rate with a minimum return no less than the prime interest rate published in the Wall Street Journal. Payments from the plan may be made in lump sums or installments at the election of the participant. Participants are selected by the Chief Executive Officer of Alliant Energy Corporate Services. Messrs. Davis, Harvey and Protsch participate in the Plan.

               REPORT OF THE COMPENSATION AND PERSONNEL COMMITTEE
                            ON EXECUTIVE COMPENSATION

         To Our  Shareowners:  The  Compensation  and Personnel  Committee  (the
"Committee") of the Board of Directors of the Company is comprised of five non-employee directors. The Committee assesses the effectiveness and competitiveness of, approves the design of, and administers executive compensation programs within a consistent total compensation framework for the Company. The Committee also reviews and approves all salary arrangements and other remuneration for executives, evaluates executive performance, and considers related matters. To support the Committee in carrying out its mission, an independent consultant is engaged to provide assistance to the Committee.

         The Committee is committed to implementing a total compensation program for executives which furthers the Company's mission. The Committee, therefore, adheres to the following compensation policies which are intended to facilitate the achievement of the Company's business strategies.

 .    Total compensation should enhance the Company's ability to attract, retain,
     and  encourage  the   development  of   exceptionally   knowledgeable   and
     experienced executives, upon whom, in large part, the successful operation and management of the Company depends.

 .    Base salary levels should be targeted at a competitive market range paid to executives at comparable companies. Specifically, the Committee targets the median (50th percentile) of equally weighted data from utility and general industry companies.

 .    Incentive  compensation programs should strengthen the relationship between pay and performance by emphasizing variable, at-risk compensation that is consistent with meeting predetermined Company, subsidiary, business unit and individual performance goals. In addition, incentive levels will be targeted at the median (50th percentile) of equally weighted data from utility and general industry companies.

Components of Compensation

         The Committee relates total compensation levels for the Company's senior executives to the compensation paid to executives of comparable companies. As the Company is a diversified utility holding company with both regulated and non-regulated operations, comparison groups are customized to the respective position which an executive holds. Utility executives' pay is compared to that of executives with similar responsibilities at utilities and/or non-utilities (general industries) in both the Midwest and national markets, as well as to companies with similar revenue levels and employment levels. Compensation paid to holding company executives, including Mr. Davis, the Company's Chief Executive Officer, is compared to the compensation paid by a utility comparison group. However, in order to recognize holding company employees for increasing non-regulated business responsibilities, benchmark data also are drawn from similarly sized diversified industrial companies furnished by public survey data. For executives with sole responsibilities in the non-regulated businesses, comparison group data reflect the relevant mix of the non-regulated business operations.

         The  Committee  has  determined  that  total  executive   compensation,
including that for Mr. Davis, is in line with competitive salaries of the comparison groups of companies.

         The current elements of the Company's executive compensation program are base salary, short-term (annual) incentives and long-term (equity) incentives. These elements are addressed separately below. In determining each component of compensation, the Committee considers all elements of an executive's total compensation package, including benefit and prerequisite programs.

Base Salaries

         The Committee annually reviews each executive's base salary. Base salaries are targeted at a competitive market range when comparing both utility and non-utility (general industry) data. Base salaries are adjusted annually by the Committee to recognize changes in the market, varying levels of responsibility, prior experience, and breadth of knowledge. Increases to base salaries are driven primarily by market adjustments. Individual performance factors are not considered by the Committee in setting base salaries. Base pay adjustments are tied to market changes in appropriate salary levels and will minimize across-the-board increases. Executive salaries were reviewed for market comparability using utility and general industry data contained in compensation surveys published by Edison Electric Institute, American Gas Association and several compensation consulting firms. Based on these factors, the base salary for Mr. Davis was set at $540,000 for 1998.

Short-Term Incentives

         The goal of the short-term (annual) incentive programs is to promote the Committee's pay-for-performance philosophy by providing executives with direct financial incentives in the form of annual cash or stock based bonuses to achieve corporate, subsidiary, business unit, and individual performance goals. Annual bonus opportunities allow the Committee to communicate specific goals that are of primary importance during the coming year and motivate executives to achieve these goals. The Committee on an annual basis reviews and approves the program's performance goals and the relative weight assigned to each goal as well as targeted and maximum award levels. A description of the short-term incentive programs available during 1998 to executive officers follows.

         Interstate Energy Corporation Officer Incentive Compensation Plan--The IEC Officer Incentive Compensation Plan (the "IEC OICP") covered utility executives and in 1998 was based on achieving annual targets in corporate performance that included an earnings per share ("EPS") target, and business unit and individual performance. Target and maximum bonus awards were set at the median of the utility and general industry market levels. Targets were considered by the Committee to be achievable, but required above-average performance from each of the executives. Actual payment of bonuses, as a percentage of annual salary, is determined by the level of performance achieved in each category. Weighting factors are applied to the percentage achievement under each category to determine overall performance. If a pre-determined EPS has not been met, there is no bonus payment associated with the plan. If the threshold performance is not reached, there is no bonus payment associated with that particular category. Once the designated maximum performance is reached, there is not additional payment. The actual percentage of salary paid as a bonus, within the allowable range, is equal to the weighted average percent achievement for all the performance categories. Potential IEC OICP awards for executives range from 0 to 70 percent of annual salary. In 1998 there was no payout associated with the IEC OICP since the pre-determined EPS was not met.

         In 1998, Mr. Davis was covered by the Company's Officer Incentive Compensation Plan (the "Company OICP"). Awards under the Company OICP in 1998 were based on corporate and strategic goal achievement in relation to predetermined goals. For each plan year, the Committee determines the performance apportionment for Mr. Davis. In 1998 that apportionment was 75% for corporate performance and 25% for strategic goal performance. Corporate performance is measured based on a company-wide EPS target established at the beginning of the year. Strategic goals are measured based on the achievement of certain specific goals, which included strategy development and implementation, established for Mr. Davis by the Committee. The 1998 OICP award range for Mr. Davis was from 0 to 100 percent of annual salary. The actual payment of bonuses as a percentage of annual salary is determined as described for the IEC OICP. In 1998, the Company OICP did not provide a payment to Mr. Davis as a result of the pre-determined EPS not being met.

         Alliant Energy Resources Annual Incentive Plan--The Alliant Energy Resources Annual Incentive Plan covered non-utility executives and in 1998 was based on achieving annual targets in corporate performance that included an EPS target, business unit performance that includes the contribution to EPS, and group (International) unit and individual performance. Target and maximum bonus awards were set at competitive market levels. Targets were considered by the Committee to be achievable, but required above-average performance from each of the executives. Actual payment of bonuses, as a percentage of annual salary, is determined by the level of performance achieved in each category. Weighting factors are applied to the percentage achievement under each category to determine overall performance. If the business unit's EPS contribution to corporate is below threshold level, there is no bonus payment associated with the plan. If the threshold performance is not reached, there is no bonus payment associated with that particular category. Once the designated maximum performance is reached, there is not additional payment. The actual percentage of salary paid as a bonus, within the allowable range, is equal to the weighted average percent achievement for all the performance categories. Potential Alliant Energy Resources Annual Incentive Plan awards for executives range from 0 to 50 percent of annual salary. In 1998 there was no payout associated with the plan since the business unit's EPS contribution to corporate was below the threshold level.

Long-Term Incentives

         The Committee strongly believes compensation for executives should include long-term, at-risk pay to strengthen the alignment of shareowner and management. In this regard, the Long-Term Equity Incentive Plan allows for grants of stock options, restricted stock, and performance unit/shares with respect to the Company's common stock. The Committee believes the Long-Term Equity Incentive Plan balances the Company's existing compensation programs by emphasizing compensation based on the long-term successful performance of the Company from the perspective of the shareowners. A description of the long-term incentive programs available during 1998 to executive officers follows.

         Interstate Energy Corporation Long-Term Incentive Program--The Interstate Energy Corporation Long-Term Incentive Program covered utility executives and consisted of the following components: stock options and performance shares. Stock options provide a reward that is directly tied to the benefit shareowners receive from increases in the price of the Company's common stock. The payout from the performance shares is based on the Company's three-year total return to shareowners relative to an investor-owned utility peer group. Thus, the two components of the Long-Term Incentive Program, i.e. stock options and performance shares, provide incentives for management to produce superior shareowner returns on both an absolute and relative basis. During 1998 the Committee made a grant of stock options and performance shares to Messrs. Davis, Liu, Harvey, and Protsch. All option grants were made at the fair market value of Company common stock on the date the grants were approved (July 1, 1998). Options have a two and one-half year vesting schedule with one-third vesting on January 2, 1999, one-third vesting on January 2, 2000 and the final one-third vesting on January 2, 2001 and have a ten-year term from the date of the grant. Executives were also granted performance shares. Performance shares will be paid out in shares of the Company's common stock. The award will be modified by a performance multiplier which ranges from 0 to 2.00 based on the three-year average of the Company's total shareowner return relative to an investor-owned utility peer group. In determining actual award levels, the Committee was primarily concerned with providing a competitive total compensation level to officers. As such, award levels (including awards made to Mr. Davis) were based on a competitive analysis of similarly-sized utility companies that took into consideration the market level of long-term incentives, as well as the competitiveness of the total compensation package. Award ranges, as well as individual award levels, were then established based on responsibility level and market competitiveness. No corporate or individual performance measures were reviewed in connection with the awards of options and performance shares. Award levels were targeted to the median of the range of such awards paid by comparable companies. In addition, the Committee did not consider the amounts of options and performance shares already outstanding or previously granted when making awards for 1998.

         Alliant Energy Resources Long-Term Incentive Program--The Alliant Energy Resources Long-Term Incentive Program covered non-utility executives and consisted of the following components: stock options and performance units. Stock options provide a reward that is directly tied to the benefit shareowners receive from increases in the price of the Company's common stock. The payout from the performance units is based on the Alliant Energy Resources three-year average growth in EPS contribution to the Company's EPS. Thus, the two components of the Long-Term Incentive Program, i.e. stock options and performance units, provide incentives for management to produce superior shareowner returns on both an absolute and relative basis. All option grants were made at the fair market value of Company common stock on the date the grants were approved (August 21, 1998). Options have a two and one-half year vesting schedule with one-third vesting on January 2, 1999, one-third vesting on January 2, 2000 and the final one-third vesting on January 2, 2001 and have a ten-year term from the date of the grant. Executives were also granted performance units. Performance units will be paid out in cash. The payment will be modified by a performance multiplier which ranges from 0 to 2.00 based on the Alliant Energy Resources three-year average growth in EPS contribution to the Company's EPS. In determining actual award levels, the Committee was primarily concerned with providing a competitive total compensation level to officers. As such, award levels were based on a competitive analysis of similarly-sized general industry companies that took into consideration the market level of long-term incentives, as well as the competitiveness of the total compensation package. Award ranges, as well as individual award levels, were then established based on responsibility level and market competitiveness. No corporate or individual performance measures were reviewed in connection with the awards of options and performance units. Award levels were targeted to the median of the range of such awards paid by comparable companies. In addition, the Committee did not consider the amounts of options and performance units already outstanding or previously granted when making awards for 1998.

Stock Ownership Guidelines

         In January 1999, the Company established stock ownership guidelines for executive officers as a way to better align the financial interests of its officers with those of its shareowners. These officers are expected to make continuing progress towards compliance with these guidelines and to comply fully with the guidelines within five years of implementation. Officers are required to own stock with a value equal to a specified multiple of their base salaries. Under these guidelines, the requisite multiples are three for the Chief Executive Officer and Executive Vice Presidents and 1.5 for Vice Presidents. The Chief Executive Officer retains the right to grant special dispensation for hardship, promotions or new hires.

Policy with Respect to the $1 Million Deduction Limit

         Section 162(m) of the Code generally limits the corporate deduction for compensation paid to executive officers named in the proxy statement to $1 million unless such compensation is based upon performance objectives meeting certain regulatory criteria or is otherwise excluded from the limitation. Based on the Committee's commitment to link compensation with performance as described in this report, the Committee currently intends to qualify future compensation paid to the Company's executive officers for deductibility by the Company under
Section 162(m).

Conclusion

         The Committee believes the existing executive compensation policies and programs provide the appropriate level of competitive compensation for the Company's executives. In addition, the Committee believes that the long and short term performance incentives effectively align the interests of executives and shareowners toward a successful future for the Company.

                                            COMPENSATION AND PERSONNEL COMMITTEE
                                                       Arnold M. Nemirow (Chair)
                                                                  Alan B. Arends
                                                                  Jack R. Newman
                                                                  Judith D. Pyle
                                                               Anthony R. Weiler


               COMPENSATION AND PERSONNEL COMMITTEE INTERLOCKS AND
                              INSIDER PARTICIPATION

         The members of the Compensation and Personnel Committee who served during 1998 are identified above. Mr. Newman, a member of the Compensation and Personnel Committee during 1998, is a partner in the law firm of Morgan, Lewis and Bockius. Morgan, Lewis and Bockius provides certain legal services to the Company. Mr. Newman is no longer a member of the Committee.

                 COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

         Rules of the SEC require that the Company show a graphical comparison of the total return on its common stock for the last five fiscal years with the total returns of a broad market index and a more narrowly focused industry or group index. (Total return is defined as the return on common stock including dividends and stock price appreciation, assuming reinvestment of dividends.) The Company has selected the Standard & Poors (S&P) 500 index for the broad market index and the S&P Utility Index as the industry index. These indices were selected because of their broad availability and recognition. The following chart compares the total return of an investment of $100 in Company common stock on December 31, 1993, with like returns for the S&P 500 and S&P Utilities indices. Pursuant to SEC rules, the table reflects only information regarding the common stock of the Company (formally known as WPL Holdings, Inc.).

                               [Graphic Omitted]


                                              December 31,
                      ---------------------------------------------------------
                       1993      1994       1995      1996      1997      1998
                       ----      ----       ----      ----      ----      ----
IEC                  $100.00   $ 88.84    $106.19   $104.10   $131.60   $136.62
S&P Utilities Index  $100.00   $ 92.06    $130.74   $134.83   $168.07   $192.89
S&P 500 Index        $100.00   $101.32    $139.40   $171.40   $228.59   $293.91

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         The Company's directors, its executive officers and certain other officers are required to report their ownership of the Company's common stock and subsidiary preferred stock and any changes in that ownership to the SEC and the New York Stock Exchange. In November 1998, a Form 4 was inadvertently filed late for Alan B. Arends reflecting a stock purchase on October 29, 1998. In addition, Form 3s were filed late on behalf of Thomas Aller and Claire Fulenwider reflecting their status as insiders effective October 21, 1998. To the best of the Company's knowledge, all required filings in 1998, with the exception of those noted, were properly made in a timely fashion. In making the above statements, the Company has relied on the representations of the persons involved and on copies of their reports filed with the SEC.

                                     GENERAL

         Voting - The outstanding voting securities of the Company on the record date stated below consisted of 77,935,693 shares of common stock. Only shareowners of the Company of record on its books at the close of business on March 23, 1999, are entitled to vote at the meeting. Each such shareowner is entitled to one vote for each share of common stock registered in his or her name on the record date, on each matter submitted to a vote at the meeting. Shareowners may vote either in person or by duly authorized proxy. The giving of proxies by shareowners will not affect their right to vote their shares if they attend the meeting and desire to vote in person. Presence at the meeting of a shareowner who signed a proxy, however, does not itself revoke the proxy. A proxy may be revoked by the person giving it at any time prior to the time it is voted by advising the Corporate Secretary of the Company prior to such voting. A proxy may also be revoked by a shareowner who duly executes another proxy bearing a later date but prior to the voting. All shares represented by effective proxies on the enclosed form, received by the Company, will be voted at the meeting or any adjourned session of the meeting, all in accordance with the terms of such proxies.

         Proposals of Shareowners - Any shareowner proposal intended to be presented at and included in the Company's proxy materials for the 2000 Annual Meeting of Shareowners pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 ("Rule 14a-8"), must be received at the principal office of the Company no later than November 30, 1999. In addition, a shareowner who otherwise intends to present business at the 2000 Annual Meeting of Shareowners (including nominating persons for election as directors) must comply with the requirements set forth in the Company's Bylaws. Among other things, to bring business before an annual meeting, a shareowner must give written notice thereof, complying with the Bylaws, to the Corporate Secretary of the Company not less than 45 days prior to the month and day in the current year corresponding to the date on which the Company first mailed its proxy materials for the prior year's annual meeting (subject to certain exceptions if the 70th day prior to the annual meeting or the 10th day following the announcement of the annual meeting is earlier than such date). Accordingly, if the Company does not receive notice of a shareowner proposal submitted otherwise than pursuant to Rule 14a-8 prior to February 13, 2000, then the notice will be considered untimely and the Company will not be required to present such proposal at the 2000 Annual Meeting of Shareowners. If the Board of Directors chooses to present such proposal at the 2000 Annual Meeting of Shareowners, then the persons named in proxies solicited by the Board of Directors for the 2000 Annual Meeting of Shareowners may exercise discretionary voting power with respect to such proposal.

         Independent Auditors - The Board of Directors has appointed Arthur Andersen LLP as the Company's independent auditors for 1999. Arthur Andersen LLP acted as independent auditors for the Company in 1998. Representatives of Arthur Andersen LLP are expected to be present at the meeting with the opportunity to make a statement if they so desire. Such representatives are also expected to be available to respond to appropriate questions.

         Other Business - The meeting is being held for the purposes set forth in the notice accompanying this proxy statement. The Board of Directors of the Company knows of no business to be transacted at the meeting other than that set forth in the notice. However, if any other business should be properly presented at the meeting, the proxies will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies.

                                          By Order of the Board of Directors


                                          /s/ Edward M. Gleason
                                          EDWARD M. GLEASON
                                          Vice President - Treasurer
                                          and Corporate Secretary

[For Edgar purposes only, deleted text is bracketed and additions are enclosed in parentheses]


                                                                      Appendix A


                            PROPOSED AMENDMENT TO THE
                       RESTATED ARTICLES OF INCORPORATION
                        OF INTERSTATE ENERGY CORPORATION


         Proposed additions and deletions effected by the Name Change Amendment are in bold type and indicated by overstriking, respectively.


                                                     ARTICLE 1

         The name of the corporation is [Interstate Energy Corporation] (Alliant Energy Corporation).

                                                                     Appendix B

                          INTERSTATE ENERGY CORPORATION

                         LONG-TERM EQUITY INCENTIVE PLAN
                                   AS AMENDED

Article 1.    Establishment, Purpose, and Duration

         1.1 Establishment of the Plan. Interstate Energy Corporation, a Wisconsin corporation (hereinafter referred to as the "Company"), hereby establishes an incentive compensation plan to be known as the "Interstate Energy Corporation Long-Term Equity Incentive Plan" (hereinafter referred to as the "Plan"), as set forth in this document. The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Restricted Stock, Performance Units, and Performance Shares. The Plan became effective as of January 23, 1994 (the "Effective Date"), and shall remain in effect as provided in Section 1.3 herein.

         1.2 Purpose of the Plan. The purpose of the Plan is to promote the success and enhance the value of the Company by linking the personal interests of Participants to those of Company shareowners, and by providing Participants with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Participants upon whose judgment, interest, and special effort the successful conduct of its operation largely is dependent.

         1.3 Duration of the Plan. The Plan commenced on the Effective Date, as described in Section 1.1 herein, and shall remain in effect, subject to the right of the Board of Directors to terminate the Plan at any time pursuant to
Article 13 herein, until all Shares subject to it shall have been purchased or acquired according to the Plan's provisions. However, in no event may an Award be granted under the Plan on or after January 22, 2004.

Article 2.    Definitions

         Whenever used in the Plan, the following terms shall have the meanings set forth below and, when the meaning is intended, the initial letter of the word is capitalized:

         (a) "Award" means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, Restricted Stock, Performance Units, or Performance Shares.

         (b) "Award Agreement" means an agreement entered into by each Participant and the Company setting forth the terms and provisions applicable to Awards granted to Participants under this Plan.

         (c) "Beneficial Owner" shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security as a result of an agreement, arrangement or understanding to vote such security if the agreement, arrangement or understanding: (i) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations under the Exchange Act and (ii) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report).

         (d) "Board" or "Board of Directors" means the Board of Directors of the Company.

         (e) "Cause" means the admission by or the conviction of the Participant of an act of fraud, embezzlement, theft, or other criminal act constituting a felony under U.S. laws involving moral turpitude. The Board of Directors, by majority vote, shall make the determination of whether Cause exists.

         (f) "Change in Control" means the occurrence of any one of the events set forth in the following paragraphs:

                  (i) any Person (other than (A) the Company or any Subsidiary, (B) a trustee or other fiduciary holding securities under any employee benefit plan of the
                           Company or any Subsidiary, (C) an underwriter temporarily holding securities pursuant to an offering of such securities or (D) a corporation owned, directly or indirectly, by the shareowners of the Company in substantially the same proportions as their ownership of stock in the Company ("Excluded Persons")) is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates after January 20, 1999, pursuant to express authorization by the Board that refers to this exception) representing 20% or more of either the then outstanding Shares or the combined voting power of the Company's then outstanding voting securities; or

                  (ii) the following individuals cease for any reason to constitute a majority of the number of Directors of the Company then serving: (A) individuals who, on January 20, 1999, constituted the Board and (B) any new Director (other than a Director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of Directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A under the Exchange Act) whose appointment or election by the
                           Board or nomination for election by the Company's shareowners was approved by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors on January 20, 1999, or whose appointment, election or nomination for election was previously so approved (collectively the "Continuing Directors"); provided, however, that individuals who are appointed to the Board pursuant to or in accordance with the terms of an agreement relating to a merger, consolidation, or share exchange involving the Company (or any Subsidiary) shall not be Continuing Directors for purposes of the Plan until after such individuals are first nominated for election by a vote of at least two-thirds (2/3) of the then Continuing Directors and are thereafter elected as Directors by the shareowners of the Company at a meeting of shareowners held following consummation of such merger, consolidation or share exchange; and, provided further, that in the event the failure of any such Persons appointed to the Board to be Continuing Directors results in a Change in Control, the subsequent qualification of such Persons as Continuing Directors shall not alter the fact that a Change in Control occurred; or

                  (iii) the Company after January 20, 1999 consummates a merger, consolidation or share exchange with any other corporation or issues voting securities in connection with a merger, consolidation or share exchange involving the Company (or any Subsidiary), other than (A) a merger, consolidation or share exchange which results in the voting securities of the Company outstanding immediately prior to such merger, consolidation or share exchange continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 50% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger, consolidation or share exchange, or (B) a merger, consolidation or share exchange effected to implement a recapitalization of the Company (or similar transaction) in which no Person (other than an Excluded Person) is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates after January 20, 1999, pursuant to express authorization by the Board that refers to this exception) representing 20% or more of either the then outstanding Shares or the combined voting power of the Company's then outstanding voting securities; or

                  (iv) the shareowners of the Company approve a plan of complete liquidation or dissolution of the Company or the Company effects a sale or disposition of all or substantially all of its assets (in one transaction or a series of related transactions within any period of 24 consecutive months), other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity at least 75% of the combined voting power of the voting securities of which are owned by Persons in substantially the same proportions as their ownership of the Company immediately prior to such sale.

                  Notwithstanding the foregoing, no "Change in Control" shall be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the record holders of the Shares immediately prior to such transaction or series of transactions continue to own, directly or indirectly, in the same proportions as their ownership in the Company, an entity that owns all or substantially all of the assets or voting securities of the Company immediately following such transaction or series of transactions.

         (g) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         (h) "Committee" means the committee, as specified in Article 3, appointed by the Board to administer the Plan.

         (i) "Company" means Interstate Energy Corporation, a Wisconsin corporation, or any successor thereto as provided in Article 16 herein.

         (j) "Director" means any individual who is a member of the Board of Directors of the Company.

         (k) "Disability" shall have the meaning ascribed to such term in the Alliant Energy Cash Balance Plan.

         (l) "Dividend Equivalent" means a contingent right to be paid dividends declared with respect to outstanding Option grants, pursuant to the terms of Section 6.5 herein.

         (m) "Employee" means any nonunion employee of the Company or of the Company's Subsidiaries. Directors who are not otherwise employed by the Company shall not be considered Employees under this Plan.

         (n) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor Act thereto.

         (o) "Fair Market Value" means the Fair Market Value of the Shares determined by such methods or procedures as shall be established from time to time by the Committee; provided, however, that so long as the Shares are traded in a public market, Fair Market Value means the average of the high and low prices of a Share in the principal market for the Shares on the specified date (or, if no sales occurred on such date, the last preceding date on which sales occurred).

         (p) "Incentive Stock Option" or "ISO" means an option to purchase Shares, granted under Article 6 herein, which is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code, or any successor provision thereto.

         (q) "Named Executive Officer" means a Participant who, as of the date of vesting and/or payout of an Award, is one of the group of "covered employees," as defined in Section 162(m) of the Code and the regulations promulgated thereunder.

         (r) "Nonqualified Stock Option" or "NQSO" means an option to purchase Shares, granted under Article 6 herein, which is not an Incentive Stock Option.

         (s) "Option" means an Incentive Stock Option or a Nonqualified Stock Option.

         (t)      "Option  Price"  means  the  price  at  which a  Share  may be
                  purchased  by  a  Participant   pursuant  to  an  Option,   as
                  determined by the Committee.

         (u) "Participant" means an Employee who has outstanding an Award granted under the Plan.

         (v) "Performance Unit" means an Award granted to an Employee, as described in Article 8 herein.

         (w) "Performance Share" means an Award granted to an Employee, as described in Article 8 herein.

         (x) "Period of Restriction" means the period during which the transfer of Shares of Restricted Stock is limited in some way (based on the passage of time, the achievement of performance goals, or the occurrence of other events as determined by the Committee, at its discretion), and the Shares are subject to a substantial risk of forfeiture, as provided in Article 7 herein.

         (y)      "Person"  shall  have the  meaning  ascribed  to such  term in
                  Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d).

         (z) "Restricted Stock" means an Award granted to a Participant pursuant to Article 7 herein.

         (aa) "Retirement" shall have the meaning ascribed to such term in the Alliant Energy Cash Balance Plan.

         (ab)     "Shares" means the shares of common stock of the Company.

         (ac) "Subsidiary" means any corporation, partnership, venture, or other entity in which the Company, directly or indirectly, has at least an eighty percent (80%) ownership interest.

Article 3.    Administration

         3.1 The Committee. The Plan shall be administered by the Compensation and Personnel Committee of the Board or by any other Committee appointed by the Board consisting of not less than two (2) Directors. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board of Directors. The Committee shall be comprised solely of Directors who qualify as "Non-Employee Directors" pursuant to Rule 16b-3 under the Exchange Act and as "outside directors" pursuant to Section 162(m) of the Code and the regulations thereunder.

         3.2 Authority of the Committee. The Committee shall have full power except as limited by law or by the Articles of Incorporation or Bylaws of the Company, and subject to the provisions herein, to designate Employees to be Participants in the Plan; to determine the size and types of Awards; to determine the terms and conditions of such Awards in a manner consistent with the Plan; to determine whether, to what extent, and under what circumstances, Awards granted to Participants may be settled or exercised in cash, Shares or other property; to construe and interpret the Plan and any agreement or instrument entered into under the Plan; to establish, amend, or waive rules and regulations for the Plan's administration; and (subject to the provisions of
Article 13 herein) to amend the terms and conditions of any outstanding Award to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan. Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan. As permitted by law, the Committee may delegate its authorities as identified hereunder.

         3.3 Decisions Binding. All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders or resolutions of the Board shall be final, conclusive, and binding on all persons, including the Company, its shareowners, Employees, Participants, and their estates and beneficiaries.

Article 4. Shares Subject to the Plan

         4.1 Number of Shares. Subject to adjustment as provided in Section 4.3 herein, the total number of Shares available for grant under the Plan shall be 3,800,000. Of this number, up to 400,000 Shares (subject to adjustment as provided in Section 4.3 herein) may be granted as Restricted Stock. These Shares may be either authorized but unissued or reacquired Shares. The following rules will apply for purposes of the determination of the number of Shares available for grant under the Plan:

         (a) While an Award is outstanding, it shall be counted against the authorized pool of Shares, regardless of its vested status.

         (b) The grant of an Option or Restricted Stock shall reduce the Shares available for grant under the Plan by the number of Shares subject to such Award.

         (c) The Committee shall in each case determine the appropriate number of Shares to deduct from the authorized pool in connection with the grant of Performance Units and/or Performance Shares.

         (d) Unless otherwise determined by the Committee, the grant of an award opportunity under Article 8 of this Plan shall not reduce the authorized pool; provided, however, that payout of such opportunity in the form of Shares shall reduce the authorized pool by such number of Shares.

         (e) To the extent that an Award is settled in cash rather than in Shares, the authorized Share pool shall be credited with the appropriate number of Shares represented by the cash settlement of the Award, as determined at the sole discretion of the Committee.

         4.2 Lapsed Awards. If any Award granted under this Plan is canceled, terminates, expires, or lapses for any reason, any Shares subject to such Award again shall be available for the grant of an Award under the Plan.

         4.3 Adjustments in Authorized Shares. In the event of any merger, reorganization, consolidation, recapitalization, repurchase, separation, liquidation, stock dividend, share exchange, split-up, spin-off, Share combination, or other change in the corporate structure of the Company affecting the Shares, such adjustment shall be made in the number and class of securities which may be delivered under the Plan, and in the number and class of and/or price of securities subject to outstanding Awards granted under the Plan, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights; provided that the number of securities subject to any Award shall always be a whole number; and provided further that the Committee may, in its sole discretion, limit any such adjustment in order to qualify a transaction in which the Company or any affiliate is a party for pooling-of-interests accounting treatment.

Article 5.    Eligibility and Participation

         5.1 Eligibility. Persons eligible to participate in this Plan include all active Employees of the Company and its Subsidiaries, as determined by the Committee, including Employees who are members of the Board, but excluding Directors who are not Employees.

         5.2 Actual Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible Employees those to whom Awards shall be granted and shall determine the nature and amount of each Award.

Article 6.    Stock Options

         6.1 Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Employees at any time and from time to time as shall be determined by the Committee. The Committee shall have discretion in determining the number of Shares subject to Options granted to each Participant; provided, however, that the maximum number of Shares subject to Options which may be granted to any single Participant during the term of the Plan is 300,000 (subject to adjustment as provided in Section 4.3 herein). The Committee may grant ISOs, NQSOs, or a combination thereof.

         6.2 Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains, and such other provisions as the Committee shall determine. The Award Agreement also shall specify whether the Option is intended to be an ISO within the meaning of Section 422 of the Code, or a NQSO whose grant is intended not to fall under the Code provisions of
Section 422.

         6.3 Option Price. The Option Price for each grant of an Option under this Section 6.3 shall be at least equal to one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted. In addition, the Committee may grant Options which have Option Prices that increase over time, upon such terms as the Committee, in its sole discretion, deems appropriate.

         6.4 Duration of Options. Each Option shall expire at such time as the Committee shall determine at the time of grant; provided, however, that no Option shall be exercisable later than the tenth (10th) anniversary date of its grant.

         6.5 Dividend Equivalents. Simultaneous with the grant of an Option, the Participant receiving the Option may be granted, at no additional cost, Dividend Equivalents. Each Dividend Equivalent shall entitle the Participant to receive a contingent right to be paid an amount equal to the dividends declared on a Share on all record dates occurring during the period between the grant date of an Option and the date as specified by the Committee. The underlying value of each Dividend Equivalent shall accrue as a book entry in the name of each Participant holding the Dividend Equivalent. Payout of the accrued value of a Dividend Equivalent shall occur only pursuant to the terms and conditions as specified by the Committee.

         6.6 Exercise of Options. Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant.

         6.7 Payment. Options shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares. The Option Price upon exercise of any Option shall be payable to the Company in full either: (a) in cash or its equivalent, or (b) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Price, or (c) by a combination of (a) and
(b).

         Notwithstanding the foregoing, the Committee also may allow cashless exercises as permitted under Federal Reserve Board's Regulation T, subject to such procedures as the Committee may deem appropriate.

         As soon as practicable after receipt of a written notification of exercise and full payment, the Company shall deliver to the Participant, in the Participant's name, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).

         6.8 Termination of Employment Due to Death, Disability, or Retirement.

         (a) Termination by Death. In the event the employment of a Participant is terminated by reason of death, all outstanding Options granted to that Participant shall immediately vest one hundred percent (100%), and shall remain exercisable at any time prior to their expiration date, or for one (1) year after the date of death, whichever period is shorter, by such person or persons as shall have been named as the Participant's beneficiary, or by such persons that have acquired the Participant's rights under the Option by will or by the laws of descent and distribution.

         (b)      Termination  by  Disability.  In the event the employment of a
                  Participant is terminated by reason of Disability, all outstanding Options granted to that Participant shall immediately vest one hundred percent (100%) as of the date the Committee determines the definition of Disability to have been satisfied, and shall remain exercisable at any time prior to their expiration date, or for one (1) year after the date that the Committee determines the definition of Disability to have been satisfied, whichever period is shorter.

         (c)      Termination  by  Retirement.  In the event the employment of a
                  Participant is terminated by reason of Retirement, all outstanding Options granted to that Participant shall immediately vest one hundred percent (100%), and shall remain exercisable at any time prior to their expiration date, or for three (3) years after the effective date of Retirement, whichever period is shorter.

         (d) Employment Termination Followed by Death. In the event that a Participant's employment terminates by reason of Disability or Retirement, and within the exercise period following such termination the Participant dies, then the remaining exercise period under outstanding Options shall equal the longer of:
                  (i) one (1) year following death; or (ii) the remaining portion of the exercise period which was triggered by the employment termination. Such Options shall be exercisable by such person or persons who shall have been named as the
                  Participant's beneficiary, or by such persons who have acquired the Participant's rights under the Option by will or by the laws of descent and distribution.

         (e) Exercise Limitations on ISOs. In the case of ISOs, the tax treatment prescribed under Section 422 of the Code may not be available if the Options are not exercised within the Section 422 prescribed time periods after each of the various types of employment termination.

         6.9 Termination of Employment for Other Reasons. If the employment of a Participant shall terminate for any reason other than the reasons set forth in
Section 6.8 (and other than for Cause), all Options held by the Participant which are not vested as of the effective date of employment termination immediately shall be forfeited to the Company (and shall once again become available for grant under the Plan). However, the Committee, in its sole discretion, shall have the right to immediately vest all or any portion of such Options, subject to such terms as the Committee, in its sole discretion, deems appropriate.

         Options which are vested as of the effective date of employment termination may be exercised by the Participant within the period beginning on the effective date of employment termination, and ending three (3) months after such date.

         If the employment of a Participant shall be terminated by the Company for Cause, all outstanding Options held by the Participant immediately shall be forfeited to the Company and no additional exercise period shall be allowed, regardless of the vested status of the Options.

         6.10 Nontransferability of Options. Except as otherwise provided by the Committee, no Option granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided by the Committee, all Options granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant, or, if permissible under applicable law, by such Participant's guardian or legal representative.

Article 7.    Restricted Stock

         7.1 Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to eligible Employees in such amounts as the Committee shall determine.

         7.2 Restricted Stock Agreement. Each Restricted Stock grant shall be evidenced by a Restricted Stock Agreement that shall specify the Period of Restriction, or Periods, the number of Restricted Stock Shares granted, and such other provisions as the Committee shall determine.

         7.3 Transferability. Except as provided in this Article 7, the Shares of Restricted Stock granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee and specified in the
Restricted Stock Agreement, or upon earlier satisfaction of any other conditions, as specified by the Committee in its sole discretion and set forth in the Restricted Stock Agreement. All rights with respect to the Restricted Stock granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant.

         7.4 Other Restrictions. The Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock, restrictions based upon the achievement of specific performance goals (Company-wide, divisional, and/or individual), and/or restrictions under applicable Federal or state securities laws; and may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions.

         7.5 Certificate Legend. In addition to any legends placed on certificates pursuant to Section 7.4 herein, each certificate representing Shares of Restricted Stock granted pursuant to the Plan may bear the following legend:

                  "The sale or other transfer of the Shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the Interstate Energy Corporation Long-Term Equity Incentive Plan, and in a Restricted Stock Agreement. A copy of the Plan and such Restricted Stock Agreement may be obtained from Interstate Energy Corporation."

         The Company shall have the right to retain the certificates representing Shares of Restricted Stock in the Company's possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied.

         7.6  Removal of  Restrictions.  Except as  otherwise  provided  in this
Article 7, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Participant after the last day of the Period of Restriction. Once the Shares are released from the restrictions, the Participant shall be entitled to have the legend required by
Section 7.5 removed from his or her Share certificate.

         7.7 Voting Rights. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares.

         7.8 Dividends and Other Distributions. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may be credited with all regular cash dividends paid with respect to all Shares while they are so held. Except as provided in the succeeding sentence, all other cash dividends and other distributions paid with respect to Shares of Restricted Stock may be credited to Participants subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid. If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

         Subject to the succeeding paragraph, all dividends credited to a Participant shall be paid to the Participant within forty-five (45) days following the full vesting of the Shares of Restricted Stock with respect to which such dividends were earned.

         7.9 Termination of Employment Due to Death, Disability, or Retirement. In the event the employment of a Participant is terminated by reason of death, Disability, or Retirement, all outstanding Shares of Restricted Stock shall immediately vest one hundred percent (100%) as of the date of employment termination (in the case of Disability, the date employment terminates shall be deemed to be the date that the Committee designates as the date the definition of Disability has been satisfied). The holder of the certificates of Restricted Stock shall be entitled to have any nontransferability legends required under Sections 7.4 and 7.5 of this Plan removed from the Share certificates.

         7.10 Termination of Employment for Other Reasons. If the employment of a Participant shall terminate for any reason other than those specifically set forth in Section 7.9 herein, during the applicable Period of Restriction, all Shares of Restricted Stock still subject to restriction as of the effective date of employment termination immediately shall be forfeited and returned to the Company; provided, however, that the Committee may waive in whole or in part any or all remaining restrictions with respect to such Shares, upon such terms as the Committee, in its sole discretion, deems appropriate.

Article 8.    Performance Units and Performance Shares

         8.1 Grant of Performance Units/Shares. Subject to the terms of the Plan, Performance Units and Performance Shares may be granted to eligible Employees at any time and from time to time, as shall be determined by the Committee. The Committee shall have complete discretion in determining the number of Performance Units and Performance Shares granted to each Participant; provided, however, that unless and until the Committee determines that a grant of Performance Units and/or Shares shall not be designed to qualify for the "performance-based" exemption under Code Section 162(m), the maximum payout to any Named Executive Officer with respect to Performance Units and/or Performance Shares granted in any one fiscal year of the Company shall be four hundred thousand dollars ($400,000).

         8.2 Value of Performance Units/Shares. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the number and/or value of Performance Units/Shares that will be paid out to the Participants. The time period during which the performance goals must be met shall be called a "Performance Period." Performance Periods shall, in all cases, exceed six (6) months in length. Unless and until the Committee proposes for shareowner vote a change in the general performance measures, the attainment of which shall determine the number and/or value of Performance Units and/or Performance Shares granted under the Plan, the Company or Subsidiary performance measure to be used for purposes of grants to Named Executive Officers shall be chosen from among the following alternatives:

         (a)      Return on equity;

         (b)      Total  shareowner   return  (share  price   appreciation  plus
                  dividends);

         (c)      Net income;

         (d)      Earnings per share; and/or

         (e)      Cash flow.

         The Committee shall have sole discretion to alter the governing performance measures, subject to shareowner approval, to the extent required in order to comply with Section 162(m) of the Code. Notwithstanding the foregoing, in the event the Committee determines it is advisable to grant Performance Units and/or Performance Shares which shall not qualify for the "performance-based" exemption under Code Section 162(m), the Committee may make such grants without satisfying the requirements of Code Section 162(m).

         8.3 Earning of Performance Units/Shares. After the applicable Performance Period has ended, the holder of Performance Units/Shares shall be entitled to receive payout on the number and value of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.

         8.4 Form and Timing of Payment of Performance Units/Shares. Payment of earned Performance Units/Shares shall be made in a single lump sum, within seventy-five (75) calendar days following the close of the applicable Performance Period. The Committee, in its sole discretion, may pay earned
Performance Units/Shares in the form of cash or in Shares (or in a combination thereof), which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period. Such Shares may be granted subject to any restrictions deemed appropriate by the Committee.

         Participants shall be entitled to receive any dividends declared with respect to Shares which have been earned in connection with grants of Performance Units and/or Performance Shares which have been earned, but not yet distributed to Participants. (Such dividends shall be subject to the same accrual, forfeiture, and payout restrictions as apply to dividends earned with respect to Shares of Restricted Stock, as set forth in Section 7.8 herein.) In addition, Participants may, at the discretion of the Committee, be entitled to exercise their voting rights with respect to such Shares.

         8.5 Termination of Employment Due to Death, Disability, Retirement, or Involuntary Termination Without Cause. In the event the employment of a
Participant is terminated by reason of death, Disability, Retirement, or involuntary termination without Cause during a Performance Period, the Participant shall receive a prorated payout of the Performance Units/Shares. The prorated payout shall be determined by the Committee, in its sole discretion, and shall be based upon the length of time that the Participant held the Performance Units/Shares during the Performance Period, and shall further be adjusted based on the achievement of the preestablished performance goals.

         Payment of earned Performance Units/Shares shall be made at the same time payments are made to Participants who did not terminate employment during the applicable Performance Period.

         8.6 Termination of Employment for Other Reasons. In the event that a Participant's employment terminates for any reason other than those reasons set forth in Section 8.5 herein, all Performance Units/Shares shall be forfeited by the Participant to the Company.

         8.7 Nontransferability. Except as otherwise provided by the Committee, Performance Units/Shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided by the Committee, a Participant's rights under the Plan shall be exercisable during the Participant's lifetime only by the Participant or the Participant's legal representative.

Article 9.    Beneficiary Designation

         Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the

Participant's lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate. The spouse of a married Participant domiciled in a community property jurisdiction shall join in any designation of beneficiary or beneficiaries other than the spouse.

Article 10.   Deferrals

         The Committee may permit a Participant to defer such Participant's receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the exercise of an Option or the lapse or waiver of restrictions with respect to Restricted Stock, or the satisfaction of any requirements or goals with respect to Performance Units/Shares. If any such deferral election is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals.

Article 11.   Rights of Employees

         11.1 Employment. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company. For purposes of the Plan, transfer of employment of a Participant between the Company and any one of its Subsidiaries, or vice versa, (or between Subsidiaries) shall not be deemed a termination of employment.

         11.2 Participation. No Employee shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

Article 12.   Change in Control

         12.1 Acceleration Upon a Change in Control. Upon the occurrence of a Change in Control, unless otherwise specifically prohibited by the terms of
Article 17 herein:

         (a) Any and all Options granted hereunder shall become immediately exercisable;

         (b)      Any  Period  of  Restriction  and   restrictions   imposed  on
                  Restricted Shares shall lapse;

         (c) The target payout opportunity attainable under all outstanding Performance Units and Performance Shares shall be deemed to have been fully earned for the entire Performance Period(s) as of the effective date of the Change in Control, and there shall be paid out in cash to Participants within thirty (30) days following the effective date of the Change in Control a pro rata portion of such target payout opportunity based on the number of complete and partial calendar months within the Performance Period which had elapsed as of such effective date; provided, however, that there shall not be an accelerated payout with respect to Performance Units or Performance Shares which were granted less than six (6) months prior to the effective date of the Change in Control; and

         (d) Subject to Article 13 herein, the Committee shall have the authority to make any modifications to the Awards as determined by the Committee to be appropriate before the effective date of the Change in Control.

         12.2 Pooling Limitations. The Committee may, in its sole discretion, amend, modify or rescind the provisions of Section 12.1 if it determines that the operation of Section 12.1 may prevent a transaction in which the Company or any affiliate is a party from being accounted for on a pooling-of-interests basis.

Article 13.   Amendment, Modification, and Termination

         13.1 Amendment, Modification, and Termination. The Board may, at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part.

         The Committee shall not have the authority to cancel outstanding Awards and issue substitute Awards in replacement thereof.

         13.2 Awards Previously Granted. No termination, amendment, or modification of the Plan shall (except as otherwise expressly contemplated by the Plan for Awards granted after January 20, 1999) adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award.

Article 14.   Withholding

         14.1 Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes (including the Participant's FICA obligation) required by law to be withheld with respect to any taxable event arising from, or as a result of, any Awards to Participants under this Plan.

         14.2 Share Withholding. With respect to withholding required upon the exercise of Options, upon the lapse of restrictions on Restricted Stock, or upon any other taxable event arising as a result of Awards granted hereunder, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares (or deliver to the Company previously acquired Shares) having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which is required to be withheld in connection with the transaction. The Committee may establish such procedures as it deems appropriate for the settling of withholding obligations with Shares.

Article 15.   Indemnification

         Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf.

         The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

Article 16.   Successors

         All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

Article 17.   Restrictions on Share Transferability

         In addition to any restrictions imposed pursuant to the Plan, all certificates for Shares delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange or market upon which such Shares are then listed or traded, and any applicable Federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

Article 18.   Legal Construction

         18.1 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

         18.2 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

         18.3 Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

         18.4 Governing Law. To the extent not preempted by Federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Wisconsin.

                          INTERSTATE ENERGY CORPORATION
                                  P.O. Box 2568
                             Madison, WI 53701-2568

                  ANNUAL MEETING OF SHAREOWNERS - MAY 19, 1999


         The undersigned appoints Errol B. Davis, Jr. and Edward M. Gleason, or either of them, attorneys and proxies, with the power of substitution to vote all shares of stock of Interstate Energy Corporation held of record in the name of the undersigned (including any shares held or credited to the undersigned's account under the Company's Shareowner Direct Plan and ISU Employee Stock Ownership Plan) at the close of business on March 23, 1999, at the 1999 Annual Meeting of Shareowners to held at the Dubuque Five Flags Center, 405 Main Street, Dubuque, Iowa, on May 19, 1999 at 1:00 p.m., and at all adjournments thereof, upon all matters that properly come before the meeting, including the matters described in the Company's Notice of Annual Meeting of Shareowners dated March 29, 1999 and accompanying Proxy Statement, subject to any directions indicated on the reverse side of this card.

This proxy is solicited on behalf of the Board of Directors of Interstate Energy Corporation. This proxy when properly executed will be voted in the manner directed herein by the shareowner. If no direction is made, the proxy will be voted "FOR" the election of all listed nominees, "FOR" the proposal to amend the Restated Articles of Incorporation to change the name of the Company from Interstate Energy Corporation to Alliant Energy Corporation and "FOR" the proposal to approve the Long-Term Equity Incentive Plan, as amended.

            (continued and to be signed and dated on the other side)

INTERSTATE ENERGY  CORPORATION     Indicate your vote by an (x) in the
   PROXY CARD                      appropriate boxes.

                                   1. ELECTION OF DIRECTORS:

                                   Nominees for terms         Withhold  For All
                                   ending in 2002.     For All For All Except(*)
                                    Alan B. Arends
                                    Rockne G. Flowers
                                    Katharine C. Lyall   [ ]     [ ]      [ ]
                                    Robert D. Ray
                                    Anthony R. Weiler

                                    (*) TO  WITHHOLD  AUTHORITY  TO VOTE FOR ANY
                                    INDIVIDUAL  NOMINEE,  STRIKE A LINE  THROUGH
                                    THE  NOMINEE'S  NAME IN THE LIST  ABOVE  AND
                                    MARK AN (x) ON THE "For All Except" BOX.

Please  date and sign your          2. PROPOSAL TO AMEND THE RESTATED
name(s) exactly as shown above         ARTICLES OF  INCORPORATION TO
and return this proxy card in          CHANGE THE NAME OF THE COMPANY FROM
the enclosed envelope.                 INTERSTATE ENERGY CORPORATION TO
                                       ALLIANT ENERGY CORPORATION
____________________ DATED:_______

____________________ DATED:_______
      Signature(s)                        For       Against       Abstain
                                          [ ]        [ ]            [ ]

      IMPORTANT: When signing as
      attorney, executor,
      administrator, trustee or
      guardian, please give your
      full title as such.  In the
      case of JOINT HOLDERS, all    3.   PROPOSAL TO APPROVE  THE  LONG-TERM
      should sign.                       EQUITY  INCENTIVE  PLAN, AS AMENDED

                                          For       Against       Abstain
                                          [ ]        [ ]            [ ]

                     Please FOLD here and DETACH Proxy Card

To All Interstate Energy Corporation Shareowners:

You are invited to attend the Annual Meeting of Shareowners on Wednesday, May 19, 1999, at 1:00 p.m. at the Dubuque Five Flags Center, 405 Main Street, Dubuque, Iowa. Above is your 1999 Interstate Energy Corporation proxy card. Please read both sides of the proxy card, complete, sign and date the proxy card. Detach and return the proxy card promptly in the self-addressed enclosed envelope. Whether or not you are attending, we encourage you to vote your shares. This will help to avoid any unnecessary expenses.

If you are attending the Annual Meeting, please complete and detach the reservation form below and return with the signed proxy card in the enclosed envelope.

Please contact Shareowner Services at 1-800-356-5343 to cancel your reservation.

                                                 SHAREOWNER INFORMATION NUMBERS
                                                 Local (Madison)  1-608-252-3110
                                                 All Other Areas  1-800-296-5343

                  Please FOLD here and DETACH Reservation Form

                                         ANNUAL MEETING RESERVATION

                                         I (WE) WILL ATTEND THE ANNUAL MEETING.

                                         Please  list your  name(s)  and your
                                         guest(s) below:

                                         ______________________________________
                                         ______________________________________
                                         ______________________________________

                                         Return this stub if you are planning
                                         to attend the Meeting.